Exhibit 10.44

AGREEMENT AND PLAN OF MERGER

By and among

IPS ACQUISITION CORP.

as the Buyer,

A wholly-owned subsidiary of

BLUE EARTH, INC.,

and

The Stockholders named herein

as the Stockholders,

and

IPS Power Engineering Inc. &

Global Renewable Energy Group, Inc.

EFFECTIVE DATE: July 15, 2013

Exhibits	Description

Exhibit 1(d)	Form of Escrow Agreement
Exhibit 2(a)	Form of Lock Up Agreement
Exhibit 2(b)(i)	Form of Employment Agreement
Exhibit 3(q)	Unaudited Financial Statements of IPS
Exhibit 4(q)	Unaudited Financial Statements of GREG
Exhibit 12(b)	Certified Documents of Buyer/BBLU delivered to the Company

Schedules	Description

Schedule A	IPS and GREG Stockholders
Schedule B	IPS and GREG Subsidiaries
Schedule C	Initial Projects
Schedule D	Allocation of Merger Consideration
Schedule 2(c)	Employee Options
Schedule 3(b)	IPS Interest in Other Entities
Schedule 3(o)	IPS Legal Proceedings
Schedule 3(r)	Tax Matters
Schedule 3(t)	Real Property Owned or Leased; Personal Property Leased by IPS
Schedule 3(u)	IPS Material Contracts
Schedule 3(v)	IPS Proprietary Rights
Schedule 3(z)	IPS Plans
Schedule 3(aa)	IPS Insurance Policies
Schedule 3(bb)	Rights of Third Parties (IPS)
Schedule 3(ee)	IPS Vendor Notices
Schedule 3(gg)	IPS Compensation Plans
Schedule 3(hh)	IPS Governmental Licenses
Schedule 3(kk)	IPS Additional Agreements
Schedule 3(mm)	IPS Related-Party Contracts
Schedule 4(o)	GREG Legal Proceedings
Schedule 4(t)	GREG Real Property Owned or Leased; Personal Property Leased
Schedule 4(u)	GREG Material Contracts
Schedule 4(v)	GREG Proprietary Rights
Schedule 4(z)	GREG Plans
Schedule 4(aa)	GREG Insurance Policies
Schedule 4(bb)	Rights of Third Parties (GREG)
Schedule 4(ee)	GREG Vendor Notices
Schedule 4(gg)	GREG Compensation Plans
Schedule 4(hh)	GREG Governmental Contracts
Schedule 4(kk)	GREG Additional Agreements
Schedule 4(mm)	GREG Related-Party Contracts
Schedule 5(d)	BBLU Capitalization
Schedule 7(e)	Exceptions to Release

i

.

ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (the “Agreement”) dated as of July 15, 2013 (the “ Signing Date ”) by and among IPS Power Engineering Inc., a Utah corporation (“ IPS ”), Global Renewable Energy Group, Inc., a Nevada corporation (“ GREG ”), the stockholders of IPS named on the signature page hereto (the “ IPS Stockholders ”), the stockholders of GREG (the “ GREG Stockholders ”) set forth on Schedule A  attached hereto (the IPS Stockholders and GREG Stockholders each sometimes referred to as a " Stockholder " and collectively, the " Stockholders "), each of the subsidiaries and Affiliates of IPS and GREG set forth on  Schedule B  attached hereto, Blue Earth, Inc., a Nevada corporation (" BBLU "), and BBLU’s wholly-owned subsidiary, IPS Acquisition Corp., a newly formed Utah corporation (“ Buyer ”).  IPS, GREG, Stockholders, BBLU and Buyer each may be referred to in this Agreement as a “ Party ” and may be collectively referred to as the “ Parties .”

W I T N E S S E T H:

WHEREAS, IPS has a business relationship with the Customer (defined in Schedule C), which includes the design and engineering of seven initial combined heat and power (“ CHP ”) power plants (each an “ Initial Project ”) that are expected to start construction in or about August 2013;

WHEREAS, the Buyer wishes to acquire IPS and GREG in a transaction on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of BBLU has determined that the Merger (defined below) is consistent with and in furtherance of its long-term business strategy and fair to, and in the best interests of the Buyer and BBLU and their respective stockholders;

WHEREAS, the Stockholders and the Boards of Directors of IPS and GREG have determined that the Merger is consistent with and in furtherance of their respective long-term business strategies and fair to, and in the best interests of them and the Stockholders;

WHEREAS, the Board of Directors of each of BBLU (on its own behalf and as the sole stockholder of Buyer), Buyer, IPS and GREG have each adopted resolutions approving this Agreement and the merger of both the Buyer and GREG with and into IPS (the “ Merger ”), resulting in the cancellation of all of the stock of both Buyer and GREG, with IPS continuing as the surviving entity in accordance with the Utah Revised Business Corporation Act (the “ URBCA ”) and, in each such case, upon the terms and conditions set forth in this Agreement;

WHEREAS, each outstanding share of the common stock of IPS and GREG owned by the IPS Stockholders and the GREG stockholders, respectively, shall be exchanged for the Merger Consideration (as defined in  Section 1(d) ); and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(I)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the “ Code ”), and that this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368(b) of the Code.

NOW THEREFORE, in consideration of the mutual covenants of the parties as hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

Section 1. Merger and Stock Purchase.

(a)

The Merger.  Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the URBCA.  At the Effective Date (defined in  Section 1(e)(x) ), upon the terms and subject to the conditions of this Agreement, Buyer and GREG shall each be merged with and into IPS in accordance with the URBCA and the separate existence of Buyer and GREG shall thereupon cease. IPS, as the surviving corporation in the Merger (sometimes referred to hereinafter as the “ Surviving Corporation ”), shall continue its corporate existence under the laws of Utah as a wholly-owned subsidiary of BBLU. The Parties acknowledge that GREG and IPS previously had an understanding that certain customer Contracts and relationships of IPS would be transferred from IPS to GREG subject to GREG management achieving certain milestones, including achieving certain project finance objectives. The Parties agree that the issuance of Merger Consideration defined in  Section 1(d)  to the GREG Stockholders shall satisfy in full any prior understanding between IPS and GREG regarding such customer Contracts and relationships and any claims that may be asserted by GREG or the GREG Stockholders in connection therewith as if GREG had achieved its required milestones.

(b)

Closing; Effective Date.

(i)

The Closing of the Merger (the “Closing”) shall take place upon the execution of this Agreement at the offices of counsel to IPS, Durham Jones & Pinegar, P.C., 111 East Broadway, Suite 900, Salt Lake City, UT 84111, or at such other location as may be agreed to by the Parties, on or before July 19, 2013 (the “ Closing Date ”), or at such other date, time or location as may be agreed to by the Parties.

(ii)

Subject to the provisions of this Agreement, on the Closing Date, the Parties shall file with the Division of Corporations of the State of Utah and the Secretary of State of Nevada, an Agreement of Merger (the “ Certificates of Merger ”) in accordance with the URBCA and Nevada Revised Statutes (the “ NRS ”) executed in accordance with the relevant provisions of the URBCA and the NRS, and shall make all other filings or recordings required under such laws in order to complete the Merger.  The Merger shall be completed at such time as the Certificates of Merger are duly filed with the appropriate state agencies (the “ Merger Date ”) and for all other purposes as of the close of the Closing Date.

(c)

Succession.  At the Merger Date, IPS as the Surviving Corporation shall succeed to all of the rights, privileges, debts, liabilities, powers, properties and contract rights of the Buyer and GREG in the manner of and as more fully set forth in the URBCA and NRS.

(d)

Merger Consideration. At the Effective Date, by virtue of the Merger and without any additional action required on the part of the Stockholders, IPS, GREG, or the Buyer, the consideration for the Merger provided in this  Section 1(d)  (the “ Merger Consideration ”), subject to adjustment, shall be paid as follows:

(i)

Exchange of Securities.  The Parties intend that the issued and outstanding shares of IPS common stock held by the IPS Stockholders (“ IPS Shares ”) and of GREG common stock held by the GREG Stockholders (“ GREG Shares ”) be exchanged for shares of BBLU, pursuant to this Section 1(d)(i).  Additionally, the Parties intend that the shares of common stock held by Brian Smith (the “ Smith Shares ”) be exchanged for BBLU shares pursuant to that certain Stock Purchase Agreement of even date herewith between BBLU and Smith (the “ Smith Purchase Agreement ”), simultaneously with the effectiveness of the exchange of the IPS Shares and the GREG shares at the Closing.  (The IPS Shares, the Smith Shares, and the GREG shares may be referred to herein as the “ Exchange Shares ”).  Accordingly, the Exchange Shares shall be exchanged, through Buyer pursuant to this Agreement, or pursuant to the Smith Purchase Agreement, as applicable, for a total of 15,550,000 restricted shares of BBLU common stock (the “BBLU Shares”) valued at Eighteen Million Three Hundred Forty Nine Thousand dollars ($18,349,000) or $1.18 per share, issuable to the IPS and GREG Stockholders and Smith in the respective amounts set forth opposite their names on Schedule D attached hereto.  The Merger Consideration was determined by the Parties based on the mutually agreed-upon future revenues and earnings forecast prepared by the management of IPS and GREG. All of the BBLU Shares issued in the Merger and pursuant to the Smith Purchase Agreement shall vest on the schedule in Section 1(d) below and be subject to the terms and conditions of the Lock-Up Agreement described in Section 2(a).

(ii)

Vesting Schedule of the BBLU Shares. The BBLU Shares issued as Merger Consideration shall be issued subject to the following vesting schedule:

•

50,000 BBLU Shares which were issued previously to Robert Nickolas Jones (“ Jones ”) per the written instructions of the IPS and GREG Stockholders for his services as a finder who initially introduced the Parties, in consideration for the binding LOA signed by the Parties on April 11, 2013, vested when issued.  BBLU shall issue to Jones an additional 100,000 BBLU Shares within one week of Closing and said BBLU Shares shall be fully vested when issued.

•

5,000,000 BBLU Shares shall be issued to the Stockholders and Smith at Closing in the amounts set forth in  Schedule D , and shall vest immediately when issued, but shall be subject to the Lock-Up Agreement described in  Section 2(a) .

•

10,500,000 BBLU Shares shall be issued to the Stockholders and Smith at Closing in the amounts set forth in  Schedule D , and shall vest at the rate of 1,500,000 BBLU Shares per Initial Project on the date that each of the Initial Projects or substitutes of similar value therefor, as mutually agreed to by BBLU and IPS commences producing commercial power (the “ Commercial Operation Date ”). These BBLU Shares shall be issued at Closing in the names of the Stockholders as indicated in  Schedule D  and shall be held in escrow pursuant to the terms and conditions of the Escrow Agreement in the form attached hereto as  Exhibit 1(d)  pending release upon the Commercial Operation Date of each Initial Project.  Resale of these BBLU Shares shall also be subject to the Lock-Up Agreement. The Parties agree that the continued employment of the IPS Stockholders or any Affiliates of GREG shall not be a condition to or otherwise affect the vesting of the BBLU Shares hereunder.

(e)

Tender of IPS and GREG Shares.

(i)

Exchange of Shares.  In consideration of the Merger Consideration, the IPS Stockholders shall surrender at the Closing certificates with stock powers endorsed in blank (the “ IPS Certificates ”) evidencing all issued and outstanding IPS Shares.  In connection with the Merger, BBLU shall become the owner and sole shareholder of 100% of the outstanding shares of IPS, and IPS shall become the wholly-owned subsidiary of BBLU.  Additionally, in consideration of the Merger Consideration, the GREG Stockholders shall surrender at the Closing certificates with powers endorsed in blank (the “ GREG Certificates ”) evidencing all issued and outstanding GREG Shares, which shares shall be cancelled in connection with the Merger transaction.  Until surrendered as contemplated by this  Section 1(e) , each IPS Certificate shall be deemed to be held in trust for the benefit of BBLU, and each IPS Certificate and each GREG Certificate shall be deemed at any time after the Closing to represent only the holder’s right to receive a pro rata portion of the Merger Consideration as contemplated by  Section 1(d) .

(ii)

Options, Warrants and Treasury Stock.  All outstanding options, warrants and other convertible securities of IPS and GREG, and any IPS and GREG treasury shares, shall be surrendered at the Closing and retired.  All securities of IPS and GREG other than the IPS Shares and the GREG Shares shall be cancelled without payment of any consideration therefor and shall cease to exist.

(iii)

Transfer Books; No Further Ownership Rights in the IPS Shares and the GREG Shares.  At the Signing Date, the transfer books of each of IPS and GREG shall be closed, and thereafter there shall be no further registration of transfers of securities on the records of IPS or GREG.  From and after the Signing Date the holders of Certificates evidencing ownership of IPS Shares or GREG Shares outstanding immediately prior to the Closing shall cease to have any rights with respect to such securities, except as otherwise provided in this Agreement or by applicable law.  If, after the Closing, IPS Shares or GREG Shares are presented to the BBLU transfer agent for any reason, they shall be cancelled and exchanged as provided in this  Section 2(e) .

(iv)

Directors and Officers.  The officers of IPS immediately prior to the Closing shall continue as the officers of IPS following the Closing.  The Board of Directors of IPS after the Closing Date shall consist of Robert Potts, Ray Lundberg, John Francis and Johnny Thomas.  No other directors shall be elected without the mutual consent of the IPS Stockholders and the Board of Directors of BBLU.

Robert Potts shall become a director of BBLU at the time that the Board is expanded to meet the corporate governance standards for an exchange listing, but no later than January 2, 2014.  From Closing until Mr. Potts is elected to the Board of BBLU, he will be invited to attend all Board of Directors meetings and otherwise be permitted access to all Board actions as an advisor to the Board of Directors.

In addition, effective May 16, 2013, Robert Potts became the President and Chief Operating Officer of BBLU, Ray Lundberg became Vice President, Operations of BBLU’s CHP Business Unit and President of IPS, and Brett Woodard became Chief Financial Officer of BBLU.  The terms and conditions of their employment by BBLU shall be as contained in written employment agreements in the form attached as  Exhibit 2(b)(i) .

(v)

Additional Actions.  If at any time after the Closing, BBLU shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in BBLU its right, title or interest in, to or under any of the rights, properties or Assets of IPS or GREG or otherwise carry out this Agreement, the officers and directors of BBLU shall be authorized to execute and deliver, in the name and on behalf of the Buyer, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of IPS or GREG, as the case may be, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or Assets in the Buyer or otherwise to carry out this Agreement.

(vi)

Other Effects of Merger.  At and after the Effective Date, title to all property owned by each of IPS, GREG and the Buyer shall vest in IPS as the Surviving Corporation without reversion or impairment, and the Surviving Corporation shall automatically have all of the liabilities of each of IPS and GREG and the Buyer.  The Merger shall have all further effects as specified in the applicable provisions of the URBCA and the NRS.

(vii)

Taking of Necessary Action; Further Action.  If, at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest IPS as the Surviving Corporation with full right, title and possession to all Assets, property, rights, privileges, powers and franchises of the Buyer or GREG, the officers and directors of the Surviving Entity are fully authorized in the name of the Buyer, GREG or BBLU or otherwise to take, and will take, all such lawful and necessary action.

(viii)

Articles of Incorporation; Bylaws.

(1)

At the Effective Date, the Amended and Restated Articles of Incorporation of IPS, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended, as provided by law.

(2)

At the Effective Date, the Bylaws of IPS, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

(ix)

Intent.  The Parties intend that, for federal income tax purposes, the Merger qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368 (a)(2)(E) of the Code, and that this Agreement constitutes a plan of reorganization within the meaning of Section 368(b) of the Code.  Each Party shall treat the Merger consistently with the foregoing, including filing the information and maintaining the records required by Treasury Regulations Section 1.368-3, and shall not take any position inconsistent therewith.  No Party shall take any action that would cause the Merger not to qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

(x)

Effective Date of the Merger. In the event that the Merger is consummated, the Parties agree that the Merger shall be accounted for as if such Merger had occurred at the close of business on July 15, 2013 (the “ Effective Date ”), regardless of when the Closing in fact occurs. In the event that the Merger is consummated, BBLU shall realize any operating profit or loss from the operation of the Business of IPS after the Effective Date.  Accordingly, the Stockholders agree to consult the Buyer and BBLU on any material issues or Contracts of IPS or GREG, as the case may be, that relate to a period of time beyond the Effective Date.  Furthermore, the Stockholders agree not to enter into any new capital obligations or capital expenditures, which relate to either IPS or GREG prior to the Closing except in the Ordinary Course of Business.

(f)

Tender of Smith Shares.  The Smith Shares shall be tendered pursuant to the terms of the Smith Purchase Agreement, at Closing.

Section 2.

Other Agreements.

(a)

Lock-Up/Leak-Out of BBLU Shares.

(i)

The resale of BBLU Shares shall be pursuant to the terms of the Lock-Up Agreement, in the form attached as  Exhibit 2(a)  (the “ Lock-Up Agreement ”) in compliance with the terms and conditions of Rule 144 under the Securities Act of 1933, as amended (the “ Securities Act ”).

(ii)

BBLU may permit and assist the Stockholders and Employees (defined below) in making sales of shares during the Lock-up Period if they so desire, when opportunities are available as set forth in the Lock-up Agreement.

(iii)

Any sales of BBLU Shares in violation of the Lock-Up Agreement shall constitute an event of default and all proceeds from BBLU Shares sold in excess of the permitted volume shall be paid to BBLU.

(iv)

BBLU reserves the right to waive the lock-up limitations and/or resale limitations set forth in the Lock-Up Agreement, in whole or in part.

(b)

Employment Agreements.  In addition to the Merger Consideration as described above, BBLU has entered into employment agreements with certain of the IPS Stockholders in the form attached as exhibits annexed hereto as  Exhibit 2(b)(i) .  All employees of IPS other than the IPS Stockholders (the “ Employees ”), as well as providers of contract services will continue under their existing Contracts after Closing, unless such Contracts are hereafter amended by mutual agreement of IPS and Buyer. The employment agreements of such Employees shall contain non-compete clauses as such clauses exist in their current employment agreements.    In the event a Closing does not occur, Buyer and BBLU agree that they shall not recruit any employee or consultant of IPS or GREG prior to January 1, 2014.

(c)

Stock Options.  After Closing, all Employees of IPS, except the IPS Stockholders, shall be eligible to receive options to purchase shares of BBLU common stock under the BBLU 2009 Equity Incentive Plan, based on a formula for years of service and salary, as set forth on  Schedule 2(c)  attached hereto.  Schedule 2(c)  also includes a list of all IPS Employees and the number of options to be granted to each Employee.

Section 3.

Representations and Warranties of IPS and the IPS Stockholders.  Each of the IPS Stockholders individually and as to IPS, in their capacities as officers for and on behalf of IPS, severally and not jointly, warrants and represents to the Buyer and BBLU as follows:

(a)

Ownership of Shares.  The IPS Stockholders are the owners, beneficially and of record, of the IPS Shares, which constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of IPS.  The IPS Shares are the sole voting stock of IPS and are duly authorized, validly issued, fully paid and non-assessable. The IPS Shares have not been pledged, mortgaged or otherwise encumbered in any way and there is no lien, mortgage, charge, claim, liability, security interest or Encumbrance of any nature against the IPS Shares.  There are no options, warrants, rights of subscription or conversion. calls, commitments, agreements, arrangements, understandings, plans, Contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which the IPS Stockholders or IPS is a party, or by which the IPS Stockholders or IPS is bound, relating to the issuance, voting or sale of the IPS Shares or any authorized but unissued shares of capital stock of IPS or of any securities representing the right to purchase or otherwise receive any such shares of capital stock. There are no stockholders agreements, preemptive rights or other agreements, arrangements, groups, commitments or understandings, oral or written, that have not been disclosed to the Buyer and BBLU, relating to the voting, issuance, merger or disposition of shares of IPS or the conduct or management of IPS by its Board of Directors.

(b)

Capacity; Organization; Standing; Capitalization.  The IPS Stockholders have full capacity to enter into and perform under this Agreement and all other agreements and instruments to be entered into in connection with the Merger contemplated hereby, and to consummate such Merger, and no other consent or joinder of any other Persons or corporations is required to consummate such Merger.  IPS has no Subsidiaries, except as set forth on  Schedule B .  Neither the IPS Stockholders nor IPS has any interest in any entity other than IPS that is engaged, directly or indirectly, in businesses competitive with those of IPS or BBLU, except as disclosed on  Schedule 3(b) . This Agreement has been, and each of the other agreements and instruments executed hereunder (the “ Other Agreements ”) will at the Closing, be duly executed and delivered by the IPS Stockholders. This Agreement constitutes, and each of the Other Agreements will constitute, the legal, valid and binding obligation of the IPS Stockholders enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by general equitable principles.

(c)

Conflicts.  Neither the execution and delivery of this Agreement or any of the other agreements to which such IPS Stockholder is a party, nor the consummation or performance of the Merger will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with or result in a violation of any Legal Requirement or any Order to which such IPS Stockholder, or IPS is subject; or

(ii)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by IPS;

(iii)

except for any such contravention, conflict or violation which would not reasonably be expected to make illegal or materially delay or impair the consummation of the Merger, or;

(iv)

(i) conflict with or result in a violation or breach of (ii) constitute (with or without notice or passage of time) a default under (iii) result in or give any Person the right of termination, cancellation, acceleration or modification in or with respect to (iv) result in or give to any Person any additional rights under or (v) result in the creation or imposition of an Encumbrance upon the Assets of IPS under, any Applicable Contract or other arrangement to which IPS or any of the IPS Stockholders is a party or is bound.

(d)

No Finder’s Fee.  The IPS Stockholders have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Merger except the BBLU Shares issued or to be issued to Jones under this Agreement as a finder’s fee.

(e)

Acquisition of BBLU Shares Entirely for Own Account.  The BBLU Shares proposed to be acquired by each IPS Stockholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and each IPS Stockholder has no present intention of selling or otherwise distributing the BBLU Shares, except in compliance with applicable securities laws, and in accordance with the terms and conditions of the Lock-Up Agreement.

(f)

Available Information.  Each IPS Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in BBLU.

(g)

Non-Registration.  Each IPS Stockholder understands that the BBLU Shares have not been registered under the Securities Act and that if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the IPS Stockholder’s representations as expressed herein.

(h)

Restricted Securities.  Each IPS Stockholder understands that the BBLU Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the IPS Stockholder pursuant hereto, the BBLU Shares would be acquired in a transaction not involving any public offering.  Each IPS Stockholder further acknowledges that if the BBLU Shares were issued to the IPS Stockholder in accordance with the provisions of this Agreement, such BBLU Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  In this connection, each IPS Stockholder represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(i)

Legends.  Each IPS Stockholder understands that the certificates evidencing the BBLU Shares will bear one or all of the following legends:

(i)

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(ii)

Any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

(j)

Schedule 13D; Section 16(b).  If the number of BBLU Shares acquired by any IPS Stockholder, when aggregated with all other shares of Common Stock of BBLU owned by such Stockholder at such time would result in the Stockholder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”) and the rules thereunder) in excess of 4.99% of the then issued and outstanding BBLU Shares and the BBLU Shares are then registered under Section 12(g) of the Exchange Act, such Stockholder shall comply with the disclosure requirements of Schedule 13D and, if such amount exceeds 9.99%, such Stockholder shall also comply with the reporting obligations of Sections 16(a) and 16(b) of the Exchange Act and the rules promulgated thereunder.  BBLU shall provide to Stockholders, at BBLU’s sole cost and expense, the services of BBLU’s legal counsel to advise and prepare all such documents and filings as may be necessary to allow Stockholders to comply with the requirements of the Exchange Act.

(k)

Corporate Organization; Etc.  IPS and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to engage it to own, lease or otherwise hold its properties and Assets and to conduct its Business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Change on IPS, or on the ability of IPS to perform its obligations under this Agreement or on the ability of IPS to consummate the Merger.  IPS and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions where the nature of its Business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Material Adverse Change. The copies of the Organizational Documents and all amendments thereto of IPS and its Subsidiaries delivered to Buyer are complete and correct copies of such instruments as presently in effect.

(l)

Capitalization.  The IPS Stockholders own in the aggregate all of the issued and outstanding common stock or other equity interests of IPS and IPS owns all of the issued and outstanding common stock or other equity interests of its Subsidiaries, in each case free and clear of all Encumbrances, other than Encumbrances which will be extinguished on or prior to the Closing Date.

(m)

Authority; Execution and Delivery; Enforceability. IPS has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery by IPS of this Agreement and the consummation by IPS of the Merger have been duly authorized and approved by the Board of Directors and the Stockholders of IPS and no other corporate proceedings on the part of IPS are necessary to authorize this Agreement and the Merger. When executed and delivered, this Agreement will be enforceable against IPS in accordance with its terms.

(n)

No Conflict. Neither the execution and delivery of this Agreement or any of the other Documents nor the consummation or performance of the Merger will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with or result in a violation of, or give any Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which IPS or any of its Subsidiaries is subject;

(ii)

contravene, conflict with or result in a violation of any of requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of IPS or its Subsidiaries;

(iii)

result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets, except Permitted Encumbrances;

(o)

Legal Proceedings.

(i)

Except as set forth on Schedule 3(o), neither the IPS Stockholders in their capacity as stockholders and/or as officers or directors of IPS, nor IPS is a party to any pending litigation, arbitration or administrative proceeding or, to the IPS Stockholders’ Best Knowledge, to any investigation, and no such litigation, arbitration or administrative proceeding or investigation that might result in any Material Adverse Change in the financial condition, Business or properties of IPS or of the IPS Stockholders is threatened to the IPS Stockholders’ Best Knowledge.

(ii)

IPS and the Stockholders have not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or purchases from any customer of IPS, any purchaser of goods or services from IPS, any employee or independent contractor significant to the conduct or operation of IPS or its Business or any party to any agreement to which IPS is a party, other than in the Ordinary Course of Business.

(iii)

To the IPS Stockholders’ Best Knowledge, IPS is under no obligation with respect to the return of goods in the possession of customers.

(p)

Encumbrances. To the IPS Stockholders’ Best Knowledge, there are no liens, mortgages. deeds of trust, claims, charges, security interests or other Encumbrances or liabilities of any type whatsoever to which any of the Assets of IPS, including, but not limited to the land, building, improvements and equipment at IPS’ facilities (the “ Fixed Assets ”), and its inventory (the “ Inventory ”), are subject. Notwithstanding the above statement, in the Ordinary Course of Business, there are Utah lien laws which may routinely result in the filing of liens at the project level.

(q)

Financial Statements.

(i)

Unaudited Financials.  The unaudited financial statements of IPS and its Subsidiaries as of and for the two years ended December 31, 2012, together with the related notes and schedules (the “ Unaudited Financials ”), attached hereto as  Exhibit 3(q) : (A) are in accordance with the books of account and records of IPS; (B) present fairly, and are true, correct and complete statements of the financial condition and the results of operations of IPS as, at and for the periods therein specified, and (C) do not include or omit to state any fact which renders the Unaudited Financials materially misleading. Buyer shall be pay for the audit of the Unaudited Financials using its auditors, but the officers and directors of IPS shall be responsible for working with the Buyer’s accounting team and auditors to ensure the accuracy of the resulting audited financials and they shall be responsible for signing appropriate representations regarding the audited financial statements. The Parties understand that audited financials for IPS and other financial information regarding the Merger must be filed with the U.S. Securities and Exchange Commission (“ SEC ”) within 75 days of the Closing Date and all Parties agree to perform all required tasks to complete those financial statements in a timely fashion.

(ii)

Interim Balance Sheet.  The IPS Stockholders shall deliver to Buyer and BBLU pursuant to Section 11(c)  below, prior to the Closing Date, the unaudited consolidated balance sheet of IPS as of a date ended the last complete month prior to the Closing Date (the “ Balance Sheet Date ”) and the consolidated income statement for the interim period ended at the Balance Sheet Date (the “ Interim Statements ”).  The Interim Statements give a true and fair view, in all significant aspects, of the consolidated balance sheet position of IPS at the Balance Sheet Date, and its consolidated results, and the IPS Stockholders shall use their best efforts to have them contain sufficient and appropriate information for their adequate interpretation and comprehension according to generally accepted accounting principles in the United States (“ U.S. GAAP ”). Buyer and IPS Stockholders recognize that the records as delivered to Buyer may require adjustments to be in accordance with U.S. GAAP. Buyer shall work with the IPS Stockholders to make said adjustments using the information provided by Stockholders and IPS. The IPS Stockholders as officers of IPS shall sign applicable representations relating to the audited financial statements once they are prepared.

(iii)

No Unknown Liabilities, Etc.  As of the Balance Sheet Date, IPS had no liability or obligation of any nature (absolute, accrued, contingent or otherwise) not otherwise disclosed herein which is not fully reflected or reserved against in the Interim Statements, which, in accordance with U.S. GAAP, should have been shown or reflected in the Interim Statements. There has been no material change in the Assets (other than cash) or liabilities (other than Tax liabilities calculated in accordance with U.S. GAAP) of IPS since the Balance Sheet Date.

(iv)

Except as and to the extent shown or provided for in the Unaudited Financials or the notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since December 31, 2012 in the Ordinary Course of Business, IPS has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) which might be or become a charge against the Assets or liabilities of IPS; as of the Balance Sheet Date, there was no Asset used by IPS in its operations that has not been reflected in the Interim Statements and, except as set forth in the Interim Statements, no Assets have been acquired by IPS since such date except in the Ordinary Course of Business.

(v)

Except as disclosed in the Interim Statements and the information provided by IPS and its Stockholders, there has been no decrease in stockholders’ equity as compared with the amount shown for such stockholders’ equity as at the Balance Sheet Date, and no Material Adverse Changes in the financial position of IPS since the Balance Sheet Date.

(r)

Tax Matters.

(i)

Except as set forth on Schedule 3(r) of this Agreement, IPS has filed all federal, state and local income Tax Returns and has filed with all other appropriate governmental agencies all sales, ad valorem, franchise and other Tax (including any real estate, personal property, or any other Tax) that may be due, and other similar returns and reports required to be filed by IPS. IPS has reported all taxable income and losses on those returns on which such information is required to be reported and paid or provided for the payment of all Taxes due and payable by IPS on said returns or Taxes due pursuant to any assessment received by it, including without limitation, any Taxes required by law to be withheld and/or paid in connection with any officer’s or employee’s compensation or due pursuant to any assessment received by it.

(ii)

The IPS Stockholders have made available to the Buyer and BBLU for inspection copies of income Tax Returns that are true and complete copies of the federal and applicable state, local or other income Tax Returns filed by IPS for the taxable years ended December 31, 2010, 2011, and 2012, and any other open tax periods. IPS shall bear all expenses and responsibilities for the filing of federal and applicable state, local or other income Tax Returns and reports of IPS for the taxable year ended December 31, 2012, but BBLU and IPS hereby covenant and agree that IPS will not file any amended income Tax Returns for any period without first notifying the IPS Stockholders.

(iii)

All tax liabilities of IPS arising through the end of the taxable year ended December 31, 2012 and that are currently due have been paid. All tax liabilities of IPS arising after December 31, 2012, and that are currently due have been paid or adequately disclosed and the properly reserved for on the books and records and financial statements of IPS. The IPS Stockholders are responsible for the payment of all of their own Taxes for all periods through the Closing Date. No federal or applicable state, local or other Tax Return of the IPS Stockholders or IPS for any period has been or is currently under audit by the Internal Revenue Service or any state, local or other tax authorities. No claim has been made by federal, state, local or other authorities relating to any such returns or any audit.

(iv)

The IPS Stockholders and IPS are not aware of any facts which they believe would constitute the basis for the proposal of any Tax deficiencies for any unexamined year. All Taxes which IPS is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable or they have been fully disclosed to the Buyer.

(s)

Accounts Receivable and Inventory.

(i)

Accounts Receivable.  The accounts receivable of IPS reflected in the Unaudited Financials and as at the Balance Sheet Date, and the accounts receivable acquired by IPS since such date are valid subsisting claims for the aggregate amounts thereof reflected in the Unaudited Financials net of the reserves or allowances for doubtful receivables reflected in the Unaudited Financials or thereafter in IPS’s books and records uniformly maintained in accordance with the financial statements, accounted for in accordance with generally accepted accounting principles, and the Stockholders know of no reason that would make such accounts receivable, net of such amounts as IPS has reserved on its books as of the Balance Sheet Date, taken as a whole not collectible.

(ii)

Inventory.  The Inventory of IPS reflected in the Unaudited Financials as at December 31, 2012 and the Inventory acquired by IPS since such date (a) has been purchased in the Ordinary Course of Business, (b) has been fully paid for unless otherwise reflected in the Unaudited Financials, (c) is marketable or adequate provision for obsolescence has been provided and (d) IPS Stockholders know of no reason that would make such Inventory, net of such amounts as IPS has reserved on its books as of December 31, 2012, taken as a whole, not marketable.

(t)

Title and Condition of Properties.

(i)

IPS does not own any real property, except as set forth on Schedule 3t of this Agreement.  IPS has good, marketable title to all properties and Assets, real and personal, tangible and intangible, reflected in the Unaudited Financials and all properties acquired subsequent to the Balance Sheet Date, which have not been disposed of in the Ordinary Course of Business. Said property is subject to no mortgage, lien, deed of trust, claim, security interest, liability, conditional sales agreement, easement, right-of-way or any other Encumbrance except as may be filed in the Ordinary Course of Business.

(ii)

Schedule 3(t) of this Agreement contains an accurate list of all leases and other agreements under which IPS is lessee of any real or personal property. Each of the real property and personal property leases and agreements is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto. All personal property, machinery and equipment which are material to the Business, operations or condition (financial or otherwise) of IPS is in operating condition and, subject to routine maintenance and ordinary wear and tear, have been maintained in accordance with reasonable industry standards and is suitable for the purpose for which it is used.

(iii)

To the Best Knowledge of the IPS Stockholders and IPS, neither the IPS Stockholders nor IPS is aware of or have received notice of, the violation of any applicable zoning regulation, ordinance or other law, Order, regulation or requirement in force on the date hereof relating to IPS’s Business or its owned or leased real or personal properties, with which IPS has not complied or is in the process of complying as may be appropriate.

(u)

Description of Material Contracts.

(i)

 Schedule 3(u) of this Agreement contains a complete and correct list as of the date hereof of certain Contracts, which are representative of the Contracts entered into by IPS and its customers. Other agreements, Contracts and commitments, obligations and understanding are set forth in other Schedules delivered hereunder, of the following types written or oral to which IPS is a party, under which it has any rights or by which it or any of its properties is bound, as of the date hereof: (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment and consulting agreements with annual compensation in excess of $50,000; (c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); (e) sales agency, manufacturer’s representative or distributorship agreements; (f) agreements, orders or commitments for the purchase by IPS of materials, supplies or finished products exceeding $25,000 in the aggregate from any one Person; (g) agreements, orders or commitments for the sale by IPS of its products or services exceeding $25,000; (h) agreements or commitments for capital expenditures in excess of $25,000 for any single project (it being warranted that the commitment for all undisclosed Contracts for such agreements or commitments does not exceed $25,000 in the aggregate); (i) agreements relating to research; (j) agreements relating to the payment of royalties; (k) brokerage or finder’s agreements; (l) joint venture agreements; and (m) other agreements, Contracts and commitments which individually or in the aggregate for any one party involve any expenditure by IPS of more than $25,000.

(ii)

IPS has made available to the Buyer and BBLU copies of all written agreements, Contracts, commitments, obligations and undertakings, together with all amendments thereto that are in its possession, listed on the Schedules hereto. All such agreements, Contracts, commitments, obligations and undertakings are in full force and effect and, all parties to, or otherwise bound by, such agreements, Contracts, commitments, obligations and undertakings have performed all obligations required to be performed by them to date and IPS is not in default and no event, occurrence, condition or act exists which gives rise to (or which with notice or the lapse of time, or both, could result in) a default or right of cancellation, acceleration or loss of contractual benefits under, any such Contract, agreement, commitment, obligation or undertaking. There has been no threatened cancellations thereof, and there are no outstanding disputes, other than in the Ordinary Course of Business under any such Contract, agreement, commitment, obligation or undertaking. To the IPS Stockholders’ Best Knowledge, no consent of any party is required under any such Contract, agreement, commitment, obligation or undertaking, which would make such agreements not binding and in full force and effect as of the Closing Date. Any Contracts, agreements, leases or commitments held in the name of any of the IPS Stockholders and set forth in the Schedules hereto shall be assigned to either the Buyer or IPS prior to the Closing Date.

(iii)

To the IPS Stockholders’ Best Knowledge, each Contract, lease, instrument and commitment required to be described in the Schedules hereto is, on the date hereof, and will be at the Closing, in full force and effect and is and will constitute a valid and binding obligation of IPS and the respective parties to such agreements, and there is not, under any such Contract, lease, instrument or commitment, any existing default by IPS or such other parties or any event that, with notice, lapse of time or both, would constitute a default by IPS or such other parties in respect of which adequate steps have not been taken to cure such default or to prevent a default from occurring or continuing.  Any Contracts, leases or commitments held in the names of any of the Stockholders and listed on the Schedules shall be assigned either to the Buyer or IPS prior to the Closing Date.

(iv)

To the IPS Stockholders’ Best Knowledge, the material suppliers, customers and clients of IPS will continue to supply and purchase from IPS after the Closing, except as may change in the Ordinary Course of Business.

(v)

Proprietary Rights.

(i)

To the IPS Stockholders’ Best Knowledge, IPS owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in or necessary for the conduct of IPS’s Business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of IPS's World Wide Web sites or any product or service which has been or is being distributed or sold by IPS or currently is under development by IPS or has previously been under development by IPS (collectively, including such Web site, the "IPS Products"), free and clear of all liens, claims and Encumbrances (including without limitation linking, licensing and distribution rights) (all of which are referred to as " IPS Proprietary Rights ").

(ii)

IPS is not aware of any legal restrictions or impediments that would prevent IPS from conducting its Business as proposed to be conducted.   Schedule 3(v)  of this Agreement contains an accurate and complete in all material respects (1) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to IPS Products or otherwise included in IPS Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such IPS Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (2) list of all licenses and other agreements with third parties (the " Third Party Licenses ") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that IPS is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in IPS Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the " Third Party Technology "), and (3) list of all licenses and other agreements with third parties relating to any material information,  compilations, data lists or databases that IPS is licensed or otherwise authorized by such third parties to use, market, disseminate, distribute or incorporate in Company Products.

(iii)

To the IPS Stockholders’ Best Knowledge, all of IPS's patents, copyrights, trademark, trade name or Internet domain name registrations related to or in IPS Products are valid and in full force and effect; and consummation of the Merger contemplated by this Agreement will not alter or impair any such rights.

(iv)

To the best of Stockholders’ Knowledge, no claims have been asserted or threatened against IPS (and IPS is not aware of any claims which are likely to be asserted or threatened against IPS or which have been asserted or threatened against others relating to IPS Proprietary Rights or IPS Products) by any Person challenging IPS's use, possession, manufacture, sale or distribution of IPS Products under any IPS Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any Person's or entity's privacy, personal or confidentiality rights.

(v)

To the IPS Stockholders’ Best Knowledge, there is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by IPS of any of the IPS Products.

(vi)

To the IPS Stockholders’ Best Knowledge, none of the IPS Products nor the use or exploitation of any IPS Proprietary Rights in its current Business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name and IPS has not been sued in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

(vii)

To the IPS Stockholders’ Best Knowledge, IPS has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the IPS Products or any adaptations, translations, or derivative works based on the IPS Products or any portion thereof. IPS has not knowingly granted any third party any right to allow users of IPS's World Wide Web site to link to other World Wide Web or Internet sites.

(viii)

Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the IPS Products are a "derivative work" as that term is defined in the United States Copyright Act, Title 17, U.S.C. Section 101 (the “ Copyright Act ”).

(ix)

IPS has at all times used commercially reasonable efforts customary in its industry to treat the IPS Proprietary Rights related to IPS Products and IPS Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

(x)

To IPS's Knowledge, no employee, contractor or consultant of IPS is in violation in any material respect of any term of any written employment Contract, patent disclosure agreement or any other written Contract or agreement relating to the relationship of any such employee, consultant or contractor with IPS or, to IPS's Knowledge, any other party because of the nature of the Business conducted by IPS.

(xi)

To the IPS Stockholders’ Best Knowledge, each Person presently employed by IPS (including independent contractors, if any) with access authorized by IPS to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Buyer or its representatives.

(xii)

No material product liability or warranty claims have been communicated in writing to or to the best of Stockholders’ Knowledge, threatened against IPS.

(xiii)

To IPS's Knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any IPS Proprietary Rights, or any Third Party Technology to the extent licensed by or through IPS, by any third party, including any employee or former employee of IPS. IPS has not entered into any agreement to indemnify any other Person against any charge of infringement of any IPS Proprietary Rights, other than indemnification provisions contained in purchase orders arising in the Ordinary Course of Business.

(xiv)

IPS has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Intellectual Property and other confidential information not otherwise protected by patents, patent applications or copyright (" Confidential Information ").

(w)

Default; Violations or Restrictions.  The execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by IPS in connection with the Merger contemplated hereby will not (or with the giving of notice or the lapse of time or both would) result in the breach of any term or provision of the Articles of Incorporation or Bylaws of IPS or violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation, acceleration or otherwise be in conflict with or result in a loss of contractual benefits to IPS, under any law, Order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any Contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which IPS or the IPS Stockholders is a party or by which either of them may be bound, or require any consent, approval or notice under any law, rule or decree or any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or Encumbrance upon IPS’s Assets or interfere with or otherwise adversely affect the ability to carry on the Business of IPS after the Closing Date on substantially the same basis as it is now conducted by IPS.

(x)

Court Orders and Decrees.  IPS has not received written or oral notice that there is outstanding, pending or threatened any Order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting IPS, the IPS Shares or any of IPS’s Assets. IPS is in compliance in all material respects with all applicable Federal, state, county, municipal (or of any subdivision thereof) laws, regulations and administrative Orders in force at any applicable time to which IPS may be subject.

(y)

Books and Records.  The books and records of IPS are, in all material respects, complete and correct.  True and complete copies known to IPS Stockholders of the Articles of Incorporation and Bylaws of IPS and all amendments thereto and true and complete copies of all minutes, resolutions, stock certificates and stock transfer records of IPS are contained in the minute books and stock transfer books that have been made available to the Buyer and BBLU for inspection and will be delivered to the Buyer prior to or at the Closing. The minute books, stock certificate books, stock transfer records and such other books and records as may be requested by the Buyer, as exhibited to the Buyer, BBLU, and their representatives, are complete and correct in all material respects.

(z)

Pension and Welfare Plans.

(i)

Pension and Profit Sharing Plans.  Except as disclosed in Schedule 3(z) of this Agreement, IPS does not have in effect any pension, profit sharing or other employee benefit plan described under Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (“ ERISA ”). All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3(2)(A) of ERISA) previously maintained by IPS or to which it has previously contributed have been paid in full and/or that IPS does not have any unfunded liability in respect of any such plan to the Pension Benefit Guaranty Corporation or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated substantially in accordance with the applicable provisions of law or any agreement or Contract relating to any such plan and has been terminated without liability to IPS.

(ii)

Welfare Plans.  For each plan, fund, or arrangement of IPS which is an employee welfare benefit plan, whether or not currently maintained (within the meaning of ERISA Section 3(1)) (a “ Welfare Plan ”), the following is true:

(1)

each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

(2)

there is no voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) maintained with respect to any such Welfare Plan;

(3)

there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject IPS or the Buyer to a Tax under Code Section 4976(a);

(4)

each such Welfare Plan which is a group health plan complies and has complied with the applicable requirements of Code Section 4980B. and would comply with Sections 9801 through 9806 if such provisions were now in effect, Title XXII of the Public Health Service Act, and the applicable provisions of the Social Security Act and is not and has not been a nonconforming group health plan under Section 5000(c) of the Code;

(5)

each such Welfare Plan may be amended or terminated by IPS or the Buyer, on or at any time after, the Closing Date and after any advance notice to participants or similar measures required by law which are non-waivable under the Welfare Plan;

(6)

no such Welfare Plan provides for continuing benefits or coverage for any participant (including past, present or future retirees) or such participant’s beneficiary after termination of employment except as required by the Consolidated Omnibus Reconciliation Act of 1985 (“ COBRA ”) or any other state or Federal law; and

(7)

no claims have been made and no other events have occurred that might form the basis of a claim which has substantially increased or based on customary insurance industry practice might substantially increase, the premiums or other charges of IPS under any Welfare Plan.

(aa)

Insurance.  Schedule 3(aa) of this Agreement contains a correct and complete description of all policies of insurance by or on behalf of IPS in which IPS is named as an insured party, beneficiary or loss payable payee.  IPS has at all times prior to the date hereof maintained and will at all times prior to the Closing Date maintain insurance coverage with respect to its properties, in respect of liabilities and risks prudently insured against.  The policies described in  Schedule 3(aa)  of this Agreement are outstanding and in force as of the date hereof.

(bb)

Rights of Third Parties.  Other than as disclosed in Schedule 3(bb) of this Agreement attached, or specifically provided for in this Agreement, IPS has not entered into any material leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of IPS, and no Person or other corporation has any right to possession, use or occupancy of any of the property of IPS, except in the Ordinary Course of Business.

(cc)

Powers of Attorney.  To the IPS Stockholders’ Best Knowledge, there are no Persons, firms, associations, corporations or business organizations holding general or special powers of attorney from IPS.

(dd)

Labor Matters.  IPS is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or to the best of IPS Stockholders’ Knowledge, threatened any labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued Business or operation of IPS. To the best of IPS Stockholders’ Knowledge, IPS (i) is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not engaged in any unfair labor practices.

(ee)

Relationships with Vendors and Customers.

(i)

To the IPS Stockholders’ Best Knowledge, IPS and the IPS Stockholders have no Knowledge of any present or future conditions or state of facts or circumstances, which would materially adversely affect IPS after the Closing Date.

(ii)

To the IPS Stockholders’ Best Knowledge, IPS’s relationships with its customers, clients and vendors are satisfactory, and IPS and the IPS Stockholders have no Knowledge of any facts or circumstances which might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships including, but not limited to, the effect that such customer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, buying materials, products or services from IPS or its Subsidiaries, or Buyer (whether as a result of the consummation of the Merger contemplated hereby or otherwise).

(iii)

Except as set forth on Schedule 3(ee) of this Agreement, to the IPS Stockholders’ Best Knowledge, neither IPS nor any of its Subsidiaries have received any indication from any material supplier of IPS or its Subsidiaries to the effect that such supplier (i) is planning to implement any material price changes other than in the Ordinary Course of Business or will stop or (ii) is terminating, canceling or threatening to terminate or cancel any commitments, Contracts or arrangements with IPS, and there are no disputes with any material supplier of IPS or its Subsidiaries.

(iv)

IPS and the IPS Stockholders have no Knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against IPS, except for aged accounts payables claims. IPS and the IPS Stockholders have no Knowledge of any present or future condition or state of facts or circumstances which would prevent the Business of IPS from being carried on by IPS after the Closing Date in essentially the same manner as it is presently being carried on.

(ff)

Approvals and Authorizations.  IPS has obtained all necessary consents, approvals and authorizations in connection with the Merger contemplated hereby which are required by law or otherwise in order for IPS to continue all of its present Business following the Closing Date.

(gg)

Compensation Plans. Schedule 3(gg) of this Agreement contains a correct and complete description of all material compensation plans and arrangements: bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements: hospitalization and other life. health or disability insurance or reimbursement programs: holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of IPS.

(hh)

Governmental Licenses.  Schedule 3(hh) of this Agreement contains a correct and complete list of all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are (i) necessary for the operation of IPS, including, but not limited to, those necessary for the Initial Projects, and (ii) required in connection with IPS Stockholders’ execution, delivery or performance of this Agreement, all of which have been obtained by IPS and are in full force and effect.

(ii)

Brokers.  No agent, broker, investment banker, Person, or firm acting on behalf of any of the IPS Stockholders or IPS or any firm or corporation affiliated with any of them, or under their authority, is or will be entitled to a financial advisory fee, brokerage commission, finder’s fee or other like payment in connection with the Merger contemplated hereby.

(jj)

Compliance With Laws.

(i)

To the IPS Stockholders’ Best Knowledge, the operations and activities of IPS have previously and continue to comply with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, Orders, writs, awards, decrees or injunctions (collectively, the “ Laws ”), as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the Occupational Safety and Health Administration (“ OSHA ”). To the best of IPS Stockholders’ Knowledge, neither the ownership of IPS nor the conduct of the Business of IPS as presently conducted conflicts with the rights of any other Person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default right to accelerate or loss of rights under, any terms or provisions of its Articles of Incorporation or Bylaws as presently in effect, or any lien, Encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or Laws to which IPS is a party or by which it may be bound or affected. IPS has received no written notice or communication from any third party asserting a failure to comply with any Laws, nor has IPS received any written notice that any authority or third party intends to seek enforcement against IPS to compel compliance with any such Laws.

(ii)

There are no existing claims or to the best of IPS Stockholders’ Knowledge, threatened claims against IPS, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of IPS of any “Hazardous Material,” including, without limitation. any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liabilities Act (“ CERCLA ”), any so-called “Super Fund” or “Super Lien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, Order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

(iii)

To the IPS Stockholders’ Best Knowledge, since the date first acquired or leased by IPS, the Stockholders and IPS have not placed any “Hazardous Material” on or under the real property owned or leased by IPS and, to the best of IPS Stockholders’ Knowledge, there has been no “Hazardous Material” on or under the real property owned or leased by IPS.

(iv)

Neither IPS nor the IPS Stockholders, nor to the IPS Stockholders’ Best Knowledge, any officer, employee or agent of IPS acting on its behalf, nor any other Person acting on its behalf, has, directly or indirectly, within the past three years given or received or agreed to give or receive any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder IPS (or assist IPS in connection with any actual or proposed acquisition) which (i) might subject IPS to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given or received in the past might have had an adverse effect on the Assets, Business or operation of IPS, or (iii) if not continued in the future, might adversely affect the Assets, the Business or the operations or prospects of IPS, or which might subject IPS to suit or penalty in any private or governmental litigation or proceeding.

(kk)

No Additional Agreements.  Except as set forth on Schedule 3(kk) of the Agreement, IPS does not have any agreement or understanding with any Stockholders with respect to the Merger contemplated by this Agreement other than as specified in this Agreement.

(ll)

Disclosure.  IPS confirms that neither it nor any Person acting on its behalf has provided any IPS Stockholders or its respective agents or counsel with any information that IPS believes constitutes material, non-public information except insofar as the existence and terms of the proposed Merger hereunder may constitute such information and except for information that will be disclosed by BBLU under a current report on Form 8-K.  IPS understands and confirms that BBLU and Buyer will rely on the foregoing representations and covenants in effecting the Merger.  All disclosure provided to BBLU and Buyer regarding IPS, its Business and the Merger contemplated hereby, furnished by or on behalf of IPS (including IPS’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  IPS maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that IPS maintains records that in reasonable detail accurately and fairly reflect their respective transactions and dispositions of assets.

(mm)

Relationships With Related Persons.  Except as set forth in Schedule 3(mm) of this Agreement, and except through or related to its ownership of IPS Shares, neither the IPS Stockholders nor any Affiliate of the Stockholders has any outstanding Contract with IPS or its Subsidiaries.

(nn)

Guarantees.  The IPS Stockholders have not personally guaranteed any of the obligations of the Business of IPS.

(oo)

Benefits.  All information on accrued holiday, vacation, sick or other compensation or benefits to which employees of IPS are entitled to receive from IPS have been provided by IPS, so they can be set forth on the Unaudited Financials to the extent such accruals are required to be accrued in accordance with U.S. GAAP.

(pp)

Schedules.  To the IPS Stockholders’ Best Knowledge, the IPS Stockholders and IPS have delivered to the Buyer and BBLU complete and correct schedules in all material respects (the “ IPS Schedules ”), in form and substance reasonably acceptable to the Buyer and BBLU, as of the date of this Agreement.

(qq)

No Legal or Tax Advice.  IPS Stockholders are not relying on any legal or tax advice from BBLU or the Buyer in connection with the Merger contemplated by this Agreement.

(rr)

Accuracy. To the IPS Stockholders’ Best Knowledge, no representation, warranty, covenant or statement by the IPS Stockholders or IPS in this Agreement, including the IPS Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Buyer and BBLU pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

Section 4.

Representations and Warranties of GREG and the GREG Stockholders.  Each of the GREG Stockholders and GREG, severally and not jointly, warrants and represents to the Buyer and BBLU as follows:

(a)

Ownership of Shares.  The GREG Stockholders are the owners, beneficially and of record, of the GREG Shares, which constitute one hundred percent (100%) of the issued and outstanding shares of capital stock of GREG.  The GREG Shares are the sole voting stock of GREG and are duly authorized, validly issued, fully paid and non-assessable. The GREG Shares have not been pledged, mortgaged or otherwise encumbered in any way and there is no lien, mortgage, charge, claim, liability, security interest or Encumbrance of any nature against the GREG Shares.  There are no options, warrants, rights of subscription or conversion. calls, commitments, agreements, arrangements, understandings, plans, Contracts, proxies, voting trusts, voting agreements or instruments of any kind or character, oral or written, to which the GREG Stockholders or GREG is a party, or by which the GREG Stockholders or GREG is bound, relating to the issuance, voting or sale of the GREG Shares or any authorized but unissued shares of capital stock of GREG or of any securities representing the right to purchase or otherwise receive any such shares of capital stock. There are no stockholders agreements, preemptive rights or other agreements, arrangements, groups, commitments or understandings, oral or written, that have not been disclosed to the Buyer and BBLU, relating to the voting, issuance, merger or disposition of shares of GREG or the conduct or management of GREG by its Board of Directors.

(b)

Capacity; Organization; Standing; Capitalization.  The GREG Stockholders have full capacity to enter into and perform under this Agreement and all other agreements and instruments to be entered into in connection with the Merger contemplated hereby, and to consummate such Merger, and no other consent or joinder of any other Persons or corporations is required to consummate such Merger.  GREG has no Subsidiaries, except as set forth on  Schedule B .  Neither the GREG Stockholders nor GREG has any interest in any entity other than GREG that is engaged, directly or indirectly, in businesses competitive with those of GREG or BBLU. This Agreement has been, and each of the Other Agreements will at the Closing, be duly executed and delivered by the GREG Stockholders. This Agreement constitutes, and each of the Other Agreements will constitute, the legal, valid and binding obligation of the GREG Stockholders enforceable in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally or by general equitable principles.

(c)

Conflicts.  Neither the execution and delivery of this Agreement or any of the other agreements to which such GREG Stockholder is a party, nor the consummation or performance of the Merger will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with or result in a violation of any Legal Requirement or any Order to which such GREG Stockholder, or GREG is subject; or

(ii)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by GREG;

(iii)

except for any such contravention, conflict or violation which would not reasonably be expected to make illegal or materially delay or impair the consummation of the Merger, or;

(iv)

(i) conflict with or result in a violation or breach of (ii) constitute (with or without notice or passage of time) a default under (iii) result in or give any Person the right of termination, cancellation, acceleration or modification in or with respect to (iv) result in or give to any Person any additional rights under or (v) result in the creation or imposition of an Encumbrance upon the assets of GREG under, any Applicable Contract or other arrangement to which GREG or any of the GREG Stockholders is a party or is bound.

(d)

No Finder’s Fee.  The GREG Stockholders have not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Merger, except the BBLU Shares issued or to be issued to Jones under this Agreement as a finder’s fee, and except for the origination broker fee agreement entered into with 2020 Advisors LLC for which the GREG Stockholders will be responsible for negotiating and executing a final settlement agreement.

(e)

Acquired Entirely for Own Account.  The BBLU Shares proposed to be acquired by each GREG Stockholder hereunder will be acquired for investment for his own account, and not with a view to the resale or distribution of any part thereof, and each GREG Stockholder has no present intention of selling or otherwise distributing the BBLU Shares, except in compliance with applicable securities laws, and in accordance with the terms and conditions of the Lock-Up Agreement.

(f)

Available Information.  Each GREG Stockholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in BBLU.

(g)

Non-Registration.  Each GREG Stockholder understands that the BBLU Shares have not been registered under the Securities Act and that if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the GREG Stockholder’s representations as expressed herein.

(h)

Restricted Securities.  Each GREG Stockholder understands that the BBLU Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the GREG Stockholder pursuant hereto, the BBLU Shares would be acquired in a transaction not involving any public offering.  Each GREG Stockholder further acknowledges that if the BBLU Shares were issued to the GREG Stockholder in accordance with the provisions of this Agreement, such BBLU Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  In this connection, each GREG Stockholder represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(i)

Legends.  It is understood that the certificates evidencing the BBLU Shares will bear one or all of the following legends:

(i)

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(ii)

Any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

(j)

Schedule 13D; Section 16(b).  If the number of BBLU Shares acquired by any GREG Stockholder, when aggregated with all other shares of Common Stock of BBLU owned by such Stockholder at such time would result in the Stockholder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.99% of the then issued and outstanding BBLU Shares and the BBLU Shares are then registered under Section 12(g) of the Exchange Act, such Stockholder shall comply with the disclosure requirements of Schedule 13D and, if such amount exceeds 9.99%, such Stockholder shall also comply with the reporting obligations of Sections 16(a) and 16(b) of the Exchange Act and the rules promulgated thereunder.  BBLU shall provide to GREG Stockholders, at BBLU’s sole cost and expense, the services of BBLU’s legal counsel to advise and prepare all such documents and filings as may be necessary to allow the GREG Stockholders to comply with the requirements of the Exchange Act.

(k)

Corporate Organization; Etc.  GREG and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to engage it to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Change on GREG, or on the ability of GREG to perform its obligations under this Agreement or on the ability of GREG to consummate the Merger.  GREG and each of its Subsidiaries is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions where the nature of its business or its ownership or leasing of its properties make such qualification necessary except where the failure to so qualify would not reasonably be expected to have a Material Adverse Change. The copies of the Organizational Documents and all amendments thereto of GREG and its Subsidiaries delivered to Buyer are complete and correct copies of such instruments as presently in effect.

(l)

Capitalization.  The GREG Stockholders own in the aggregate all of the issued and outstanding common stock or other equity interests of GREG and GREG owns all of the issued and outstanding common stock or other equity interests of its Subsidiaries, in each case free and clear of all Encumbrances, other than Encumbrances which will be extinguished on or prior to the Closing Date.

(m)

Authority; Execution and Delivery; Enforceability. GREG has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Merger. The execution and delivery by GREG of this Agreement and the consummation by GREG of the Merger have been duly authorized and approved by the Board of Directors and the Stockholders of GREG and no other corporate proceedings on the part of GREG are necessary to authorize this Agreement and the Merger. When executed and delivered, this Agreement will be enforceable against GREG in accordance with its terms.

(n)

No Conflict. Neither the execution and delivery of this Agreement or any of the other Documents nor the consummation or performance of the Merger will, directly or indirectly (with or without notice or lapse of time):

(i)

contravene, conflict with or result in a violation of, or give any Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which GREG or any of its Subsidiaries is subject;

(ii)

contravene, conflict with or result in a violation of any of requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of GREG or its Subsidiaries;

(iii)

result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets, except Permitted Encumbrances;

(o)

Legal Proceedings.

(i)

Except as set forth on Schedule 4(o), neither the GREG Stockholders in their capacity as stockholders and/or as officers or directors of GREG, nor GREG is a party to any pending litigation, arbitration or administrative proceeding or, to the best of the GREG Stockholders’ Knowledge, to any investigation, and no such litigation, arbitration or administrative proceeding or investigation that might result in any Material Adverse Change in the financial condition, business or properties of GREG or of the GREG Stockholders is threatened to the best of GREG Stockholders’ Knowledge.

(ii)

To the Best Knowledge of GREG and the GREG Stockholders, they have not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or purchases from any customer of GREG, any purchaser of goods or services from GREG, any employee or independent contractor significant to the conduct or operation of GREG or its business or any party to any agreement to which GREG is a party, other than in the Ordinary Course of Business.

(iii)

To the GREG Stockholders’ Best Knowledge, GREG is under no obligation with respect to the return of goods in the possession of customers.

(p)

Encumbrances. To the GREG Stockholders’ Best Knowledge, there are no liens, mortgages. deeds of trust, claims, charges, security interests or other Encumbrances or liabilities of any type whatsoever to which any of the assets of GREG, including, but not limited to the land, building, improvements and equipment at Greg’s facilities (the “ Fixed Assets ”), and its inventory (the “ Inventory ”), are subject. Notwithstanding the above statement, in the Ordinary Course of Business, there are Utah lien laws which may routinely result in the filing of liens at the project level.

(q)

Financial Statements.

(i)

The unaudited financial statements of and its Subsidiaries as of and for the two years ended December 31, 2012, together with the related notes and schedules (the “ GREG Unaudited Financials ”), attached hereto as  Exhibit 4(q)  shall be: (A) in accordance with the books of account and records of GREG; (B) which present fairly, and are true, correct and complete statements of the financial condition and the results of operations of GREG as, at and for the periods therein specified, and (C) do not include or omit to state any fact which renders the GREG Unaudited Financials materially misleading. Buyer shall pay for the audit of the GREG Unaudited Financials using its auditors, but the officers and directors of GREG shall be responsible for working with the Buyer’s accounting team and auditors to insure the accuracy of the resulting audited financials and they shall be responsible for signing appropriate representations regarding the audited financial statements. The Parties understand that if audited financials for GREG and other financial information regarding the Merger are required to be filed with the SEC within 75 days of the Closing Date all Parties agree to perform all required tasks to complete those financial statements in a timely fashion.

(ii)

The GREG Stockholders shall deliver to Buyer and BBLU pursuant to Section 11(c) below, prior to the Closing Date, the unaudited consolidated balance sheet of GREG as of the Balance Sheet Date and the consolidated income statement for the period ended at the Balance Sheet Date (the “ GREG Interim Statements ”).  The GREG Interim Statements give a true and fair view, in all significant aspects, of the consolidated balance sheet position of GREG at the Balance Sheet Date, and its consolidated results, and the GREG Stockholders shall use their best efforts to have them contain sufficient and appropriate information for their adequate interpretation and comprehension according to U.S. GAAP. Buyer and GREG Stockholders recognize that the records as delivered to Buyer may require adjustments to be in accordance with U.S. GAAP. Buyer shall work with the GREG Stockholders to make said adjustments using the information provided by Stockholders and GREG. The GREG Stockholders as officers of GREG shall sign applicable representations relating to the audited financial statements once they are prepared.

(iii)

No Unknown Liabilities, Etc.  As of the Balance Sheet Date, GREG had no liability or obligation of any nature (absolute, accrued, contingent or otherwise) not otherwise disclosed herein which is not fully reflected or reserved against in the GREG Interim Statements, which, in accordance with U.S. GAAP, should have been shown or reflected in the GREG Interim Statements. There has been no material change in the assets (other than cash) or liabilities (other than Tax liabilities calculated in accordance with U.S. GAAP) of GREG since the Balance Sheet Date.

(iv)

Except as and to the extent shown or provided for in the GREG Unaudited Financials or the notes and schedules thereto or as disclosed in any of the Schedules to this Agreement or such current liabilities as may have been incurred since December 31, 2012 in the Ordinary Course of Business, GREG has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) which might be or become a charge against the assets or liabilities of GREG; as of the Balance Sheet Date, there was no asset used by GREG in its operations that has not been reflected in the GREG Unaudited Financials and, except as set forth in the GREG Interim Statements, no assets have been acquired by GREG since such date except in the Ordinary Course of Business.

(v)

Except as disclosed in the GREG Unaudited Financials and the information provided by GREG and its Stockholders, there has been no decrease in stockholders’ equity as compared with the amount shown for such stockholders’ equity as at the Balance Sheet Date, and no Material Adverse Changes in the financial position of GREG since the Balance Sheet Date.

(r)

Tax Matters.

(i)

As of the Closing Date, GREG has filed all federal, state and local income Tax Returns and has filed with all other appropriate governmental agencies all sales, ad valorem, franchise and other Tax (including any real estate, personal property, or any other Tax that may be due in connection with the Fixed Assets), license, gross receipts and other similar returns and reports required to be filed by GREG. GREG has reported all taxable income and losses on those returns on which such information is required to be reported and paid or provided for the payment of all Taxes due and payable by GREG on said returns or Taxes due pursuant to any assessment received by it, including without limitation, any Taxes required by law to be withheld and/or paid in connection with any officer’s or employee’s compensation or due pursuant to any assessment received by it.

(ii)

The GREG Stockholders have made available to the Buyer and BBLU for inspection copies of income Tax Returns that are true and complete copies of the federal and applicable state, local or other income Tax Returns filed by GREG for the taxable years ended December 31, 2010, 2011, and 2012, and any other open tax periods. GREG shall bear all expenses and responsibilities for the filing of federal and applicable state, local or other income Tax Returns and reports of GREG for the taxable year ended December 31, 2012, but BBLU and GREG hereby covenant and agree that GREG will not file any amended income Tax Returns for any period without first notifying the GREG Stockholders.

(iii)

All tax liabilities of GREG arising through the end of the taxable year ended December 31, 2012 and that are currently due have been paid. All tax liabilities of GREG arising after December 31, 2012, and that are currently due have been paid or adequately disclosed and the properly reserved for on the books and records and financial statements of GREG. The GREG Stockholders are responsible for the payment of all of their own Taxes for all periods through the Closing Date. No federal or applicable state, local or other Tax Return of the GREG Stockholders or GREG for any period has been or is currently under audit by the Internal Revenue Service or any state, local or other tax authorities. No claim has been made by federal, state, local or other authorities relating to any such returns or any audit.

(iv)

The GREG Stockholders and GREG are not aware of any facts which they believe would constitute the basis for the proposal of any Tax deficiencies for any unexamined year. All Taxes which GREG is required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable or they have been fully disclosed to the Buyer.

(s)

Accounts Receivable and Inventory.

(i)

Accounts Receivable.  The accounts receivable of GREG reflected in the GREG Interim Statements as at the Balance Sheet Date, and the accounts receivable acquired by GREG since such date are valid subsisting claims for the aggregate amounts thereof reflected in the GREG Interim Statements net of the reserves or allowances for doubtful receivables reflected in the GREG Interim Statements or thereafter in GREG’s books and records uniformly maintained in accordance with the financial statements, accounted for in accordance with generally accepted accounting principles, and the GREG Stockholders know of no reason that would make such accounts receivable, net of such amounts as GREG has reserved on its books as of the Balance Sheet Date, taken as a whole not collectible.

(ii)

Inventory.  The Inventory of GREG reflected in the GREG Unaudited Financials as at December 31, 2012 and the Inventory acquired by GREG since such date (a) has been purchased in the Ordinary Course of Business, (b) has been fully paid for unless otherwise reflected in the GREG Interim Statements, (c) is marketable or adequate provision for obsolescence has been provided and (d) GREG Stockholders know of no reason that would make such Inventory, net of such amounts as GREG has reserved on its books as of December 31, 2012, taken as a whole, not marketable.

(t)

Title and Condition of Properties.

(i)

GREG does not own any real property, except as may be reflected in the financial information provided. GREG has good, marketable title to all properties and assets, real and personal, tangible and intangible, reflected in the GREG Unaudited Financials and all properties acquired subsequent to the Balance Sheet Date, which have not been disposed of in the Ordinary Course of Business. Said property is subject to no mortgage, lien, deed of trust, claim, security interest, liability, conditional sales agreement, easement, right-of-way or any other Encumbrance except as may be filed in the Ordinary Course of Business.

(ii)

Schedule 4(t) of this Agreement contains an accurate list of all leases and other agreements under which GREG is lessee of any real or personal property. Each of the real property and personal property leases and agreements is in full force and effect and constitutes the legal, valid and binding obligation of the parties thereto.

(iii)

All personal property, machinery and equipment which are material to the business, operations or condition (financial or otherwise) of GREG is in operating condition and, subject to routine maintenance and ordinary wear and tear, have been maintained in accordance with reasonable industry standards and is suitable for the purpose for which it is used. To the best of their Knowledge, neither the GREG Stockholders nor GREG is aware of or have received notice of, the violation of any applicable zoning regulation, ordinance or other law, Order, regulation or requirement in force on the date hereof relating to GREG’s business or its owned or leased real or personal properties, with which GREG has not complied or is in the process of complying as may be appropriate.

(u)

Description of Material Contracts.

(i)

Schedule 4(u) of this Agreement contains a complete and correct list as of the date hereof of certain Contracts, which are representative of the Contracts entered into by GREG and its customers. Other agreements, Contracts and commitments, obligations and understanding are set forth in other Schedules delivered hereunder, of the following types written or oral to which GREG is a party, under which it has any rights or by which it or any of its properties is bound, as of the date hereof: (a) mortgages, indentures, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit; (b) employment and consulting agreements with annual compensation in excess of $50,000; (c) collective bargaining agreements; (d) bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plans, agreements, trusts, funds or arrangements for the benefit of employees (whether or not legally binding); (e) sales agency, manufacturer’s representative or distributorship agreements; (f) agreements, orders or commitments for the purchase by GREG of materials, supplies or finished products exceeding $25,000 in the aggregate from any one Person; (g) agreements, orders or commitments for the sale by GREG of its products or services exceeding $25,000; (h) agreements or commitments for capital expenditures in excess of $25,000 for any single project (it being warranted that the commitment for all undisclosed Contracts for such agreements or commitments does not exceed $25,000 in the aggregate); (i) agreements relating to research; (j) agreements relating to the payment of royalties; (k) brokerage or finder’s agreements; (l) joint venture agreements; and (m) other agreements, Contracts and commitments which individually or in the aggregate for any one party involve any expenditure by GREG of more than $25,000.

(ii)

GREG has made available to the Buyer and BBLU copies of all written agreements, Contracts, commitments, obligations and undertakings, together with all amendments thereto that are in its possession, listed on the Schedules hereto. All such agreements, Contracts, commitments, obligations and undertakings are in full force and effect and, all parties to, or otherwise bound by, such agreements, Contracts, commitments, obligations and undertakings have performed all obligations required to be performed by them to date and GREG is not in default and no event, occurrence, condition or act exists which gives rise to (or which with notice or the lapse of time, or both, could result in) a default or right of cancellation, acceleration or loss of contractual benefits under, any such Contract, agreement, commitment, obligation or undertaking. There have been no threatened cancellations thereof, and there are no outstanding disputes, other than in the Ordinary Course of Business for a service business serving a large customer base under any such Contract, agreement, commitment, obligation or undertaking.

(iii)

To the GREG Stockholders’ Best Knowledge, no consent of any party is required under any such Contract, agreement, commitment, obligation or undertaking, which would make such agreements not binding and in full force and effect as of the Closing Date. Any Contracts, agreements, leases or commitments held in the name of any of the GREG Stockholders and set forth in the Schedules hereto shall be assigned to either the Buyer or GREG prior to the Closing Date.

(iv)

To the GREG Stockholders’ Best Knowledge, each Contract, lease, instrument and commitment required to be described in the Schedules hereto is, on the date hereof, and will be at the Closing, in full force and effect and is and will constitute a valid and binding obligation of GREG and the respective parties to such agreements, and there is not, under any such Contract, lease, instrument or commitment, any existing default by GREG or such other parties or any event that, with notice, lapse of time or both, would constitute a default by GREG or such other parties in respect of which adequate steps have not been taken to cure such default or to prevent a default from occurring or continuing.  Any Contracts, leases or commitments held in the names of any of the Stockholders and listed on the Schedules shall be assigned either to the Buyer or GREG prior to the Closing Date.

(v)

To the GREG Stockholders’ Best Knowledge, the material suppliers, customers and clients of GREG will continue to supply and purchase from GREG after the Closing, except as may change in the Ordinary Course of Business.

(v)

Proprietary Rights.

(i)

To the GREG Stockholders’ Best Knowledge, GREG owns all right, title and interest in and to, or otherwise possesses legally enforceable rights, or is licensed to use, all patents, copyrights, technology, software, software tools, know-how, processes, trade secrets, trademarks, service marks, trade names, Internet domain names and other proprietary rights used in or necessary for the conduct of GREG’s business as conducted to the date of this Agreement, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of GREG's World Wide Web sites or any product or service which has been or is being distributed or sold by GREG or currently is under development by GREG or has previously been under development by GREG (collectively, including such Web site, the " GREG Products "), free and clear of all liens, claims and Encumbrances (including without limitation linking, licensing and distribution rights) (all of which are referred to as " GREG Proprietary Rights ").

(ii)

GREG is not aware of any legal restrictions or impediments that would prevent GREG from conducting its business as proposed to be conducted.   Schedule 4(v)  of this Agreement contains an accurate and complete in all material respects (1) description of all patents, trademarks (with separate listings of registered and unregistered trademarks), trade names, Internet domain names and registered copyrights in or related to GREG Products or otherwise included in GREG Proprietary Rights and all applications and registration statements therefor, including the jurisdictions in which each such GREG Proprietary Right has been issued or registered or in which any such application of such issuance and registration has been filed, (2) list of all licenses and other agreements with third parties (the " Third Party Licenses ") relating to any material patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights that GREG is licensed or otherwise authorized by such third parties to use, market, distribute or incorporate in GREG Products (such patents, copyrights, trade secrets, software, inventions, technology, know-how, processes or other proprietary rights are collectively referred to as the " Third Party Technology "), and (3) list of all licenses and other agreements with third parties relating to any material information,  compilations, data lists or databases that GREG is licensed or otherwise authorized by such third parties to use, market, disseminate, distribute or incorporate in Company Products.

(iii)

To the GREG Stockholders’ Best Knowledge, all of GREG's patents, copyrights, trademark, trade name or Internet domain name registrations related to or in GREG Products are valid and in full force and effect; and consummation of the Merger contemplated by this Agreement will not alter or impair any such rights.

(iv)

To the GREGG Stockholders’ Best Knowledge, no claims have been asserted or threatened against GREG (and GREG is not aware of any claims which are likely to be asserted or threatened against GREG or which have been asserted or threatened against others relating to Company Proprietary Rights or GREG Products) by any Person challenging GREG's use, possession, manufacture, sale or distribution of GREG Products under any GREG Proprietary Rights (including, without limitation, the Third Party Technology) or challenging or questioning the validity or effectiveness of any material license or agreement relating thereto (including, without limitation, the Third Party Licenses) or alleging a violation of any Person's or entity's privacy, personal or confidentiality rights.

(v)

To the GREG Stockholders’ Best Knowledge, there is no valid basis for any claim of the type specified in the immediately preceding sentence which could in any material way relate to or interfere with the continued enhancement and exploitation by GREG of any of the GREG Products.

(vi)

To the GREG Stockholders’ Best Knowledge, none of the GREG Products nor the use or exploitation of any GREG Proprietary Rights in its current business infringes on the rights of or constitutes misappropriation of any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name and GREG has not been sued in any suit, action or proceeding which involves a claim of such infringement, misappropriation or unfair competition.

(vii)

To the GREG Stockholders’ Best Knowledge, GREG has not granted any third party any right to manufacture, reproduce, distribute, market or exploit any of the GREG Products or any adaptations, translations, or derivative works based on the GREG Products or any portion thereof. GREG has not knowingly granted any third party any right to allow users of GREG's World Wide Web site to link to other World Wide Web or Internet sites. Except with respect to the rights of third parties to the Third Party Technology, no third party has any express right to manufacture, reproduce, distribute, market or exploit any works or materials of which any of the GREG Products are a "derivative work" as that term is defined in the Copyright Act.

(viii)

GREG has at all times used commercially reasonable efforts customary in its industry to treat the GREG Proprietary Rights related to GREG Products and GREG Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as intended or reasonably likely to cause the loss of such trade secrets by release into the public domain.

(ix)

To GREG's Knowledge, no employee, contractor or consultant of GREG is in violation in any material respect of any term of any written employment Contract, patent disclosure agreement or any other written Contract or agreement relating to the relationship of any such employee, consultant or contractor with GREG or, to GREG's Knowledge, any other party because of the nature of the business conducted by GREG.

(x)

To the GREG Stockholders’ Best Knowledge, each Person presently employed by GREG (including independent contractors, if any) with access authorized by GREG to confidential information has executed a confidentiality and non-disclosure agreement pursuant to the form of agreement previously provided to Buyer or its representatives.

(xi)

No material product liability or warranty claims have been communicated in writing to or to the best of Stockholders’ Knowledge, threatened against GREG.

(xii)

To GREG's Knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any GREG Proprietary Rights, or any Third Party Technology to the extent licensed by or through GREG, by any third party, including any employee or former employee of GREG. GREG has not entered into any agreement to indemnify any other Person against any charge of infringement of any GREG Proprietary Rights, other than indemnification provisions contained in purchase orders arising in the Ordinary Course of Business.

(xiii)

GREG has taken all steps customary and reasonable in the industry to protect and preserve the confidentiality and proprietary nature of all Intellectual Property and other Confidential Information not otherwise protected by patents, patent applications or copyright.

(w)

Default; Violations or Restrictions.  The execution, delivery and performance of this Agreement and of any agreement to be executed and delivered by GREG in connection with the Merger contemplated hereby will not (or with the giving of notice or the lapse of time or both would) result in the breach of any term or provision of the Articles of Incorporation or Bylaws of GREG or violate any provision of or result in the breach of, modification of, acceleration of the maturity of obligations under, or constitute a default, or give rise to any right of termination, cancellation, acceleration or otherwise be in conflict with or result in a loss of contractual benefits to GREG, under any law, Order, writ, injunction, decree, statute, rule or regulation of any court, governmental agency or arbitration tribunal or any of the terms, conditions or provisions of any Contract, lease, note, bond, mortgage, deed of trust, indenture, license, security agreement, agreement or other instrument or obligation by which GREG or the GREG Stockholders is a party or by which either of them may be bound, or require any consent, approval or notice under any law, rule or decree or any such document or instrument; or result in the creation or imposition of any lien, claim, restriction, charge or Encumbrance upon GREG’s assets or interfere with or otherwise adversely affect the ability to carry on the business of GREG after the Closing Date on substantially the same basis as it is now conducted by GREG.

(x)

Court Orders and Decrees.  GREG has not received written or oral notice that there is outstanding, pending or threatened any Order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting GREG, the GREG Shares or any of GREG’s assets. GREG is in compliance in all material respects with all applicable Federal, state, county, municipal (or of any subdivision thereof) laws, regulations and administrative Orders in force at any applicable time to which GREG may be subject.

(y)

Books and Records.  The books and records of GREG are, in all material respects, complete and correct.  True and complete copies known to GREG Stockholders of the Articles of Incorporation and Bylaws of GREG and all amendments thereto and true and complete copies of all minutes, resolutions, stock certificates and stock transfer records of GREG are contained in the minute books and stock transfer books that have been made available to the Buyer and BBLU for inspection and will be delivered to the Buyer prior to or at the Closing. The minute books, stock certificate books, stock transfer records and such other books and records as may be requested by the Buyer, as exhibited to the Buyer, BBLU, and their representatives, are complete and correct in all material respects.

(z)

Pension and Welfare Plans.

(1)

Pension and Profit Sharing Plans.  Except as disclosed in Schedule 4(z) of this Agreement, GREG does not have in effect any pension, profit sharing or other employee benefit plan described under Section 3(2)(A) of ERISA. All benefits payable under any terminated employee pension benefit plan (as such term is defined in Section 3(2)(A) of ERISA) previously maintained by GREG or to which it has previously contributed have been paid in full and/or that GREG does not have any unfunded liability in respect of any such plan to the Pension Benefit Guaranty Corporation or to the participants in such plan or to the beneficiaries of such participants. Each such terminated plan was terminated substantially in accordance with the applicable provisions of law or any agreement or Contract relating to any such plan and has been terminated without liability to GREG.

(2)

Welfare Plans.  For each plan, fund, or arrangement of GREG which is a Welfare Plan (within the meaning of ERISA Section 3(1)), the following is true:

(3)

each such Welfare Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements;

(4)

there is no voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) maintained with respect to any such Welfare Plan;

(5)

there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject GREG or the Buyer to a Tax under Code Section 4976(a);

(6)

each such Welfare Plan which is a group health plan complies and has complied with the applicable requirements of Code Section 4980B. and would comply with Sections 9801 through 9806 if such provisions were now in effect, Title XXII of the Public Health Service Act, and the applicable provisions of the Social Security Act and is not and has not been a nonconforming group health plan under Section 5000(c) of the Code;

(7)

each such Welfare Plan may be amended or terminated by GREG or the Buyer, on or at any time after, the Closing Date and after any advance notice to participants or similar measures required by law which are non-waivable under the Welfare Plan;

(8)

no such Welfare Plan provides for continuing benefits or coverage for any participant (including past, present or future retirees) or such participant’s beneficiary after termination of employment except as required by COBRA or any other state or Federal law; and

(9)

no claims have been made and no other events have occurred that might form the basis of a claim which has substantially increased or based on customary insurance industry practice might substantially increase, the premiums or other charges of GREG under any Welfare Plan.

(aa)

Insurance.  Schedule 4(aa) of this Agreement contains a correct and complete description of all policies of insurance by or on behalf of GREG in which GREG is named as an insured party, beneficiary or loss payable payee.  GREG has at all times prior to the date hereof maintained and will at all times prior to the Closing Date maintain insurance coverage with respect to its properties, in respect of liabilities and risks prudently insured against.  The policies described in  Schedule 4(aa)  of this Agreement are outstanding and in force as of the date hereof.

(bb)

Rights of Third Parties.  Other than as disclosed in Schedule 4(bb) of this Agreement attached, or specifically provided for in this Agreement, GREG has not entered into any material leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of GREG, and no Person or other corporation has any right to possession, use or occupancy of any of the property of GREG, except in the Ordinary Course of Business.

(cc)

Powers of Attorney.  To the GREG Stockholders’ Best Knowledge, there are no Persons, firms, associations, corporations or business organizations holding general or special powers of attorney from GREG.

(dd)

Labor Matters.  GREG is not a party to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or to the GREG Stockholders’ Best Knowledge, threatened any labor disputes, strikes or work stoppages that may have a material adverse effect upon the continued business or operation of GREG. To the GREG Stockholders’ Best Knowledge, GREG (i) is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and (ii) is not engaged in any unfair labor practices.

(ee)

Relationships with Vendors and Customers.  To the GREG Stockholders’ Best Knowledge, GREG and the GREG Stockholders have no Knowledge of any present or future conditions or state of facts or circumstances, which would materially adversely affect GREG after the Closing Date.  To the best of GREG Stockholders’ Knowledge, GREG’s relationships with its customers, clients and vendors are satisfactory, and GREG and the GREG Stockholders have no Knowledge of any facts or circumstances which might materially alter, negate, impair or in any way materially adversely affect the continuity of any such relationships including, but not limited to, the effect that such customer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, buying materials, products or services from GREG or its Subsidiaries, or Buyer (whether as a result of the consummation of the Merger contemplated hereby or otherwise).  Except as set forth on  Schedule 4(ee)  of this Agreement, to the best of GREG Stockholders’ Knowledge, neither GREG nor any of its Subsidiaries have received any indication from any material supplier of GREG or its Subsidiaries to the effect that such supplier (i) is planning to implement any material price changes other than in the Ordinary Course of Business or will stop or (ii) is terminating, canceling or threatening to terminate or cancel any commitments, Contracts or arrangements with GREG, and there are no disputes with any material supplier of GREG or its Subsidiaries. GREG and the GREG Stockholders have no Knowledge of any material outstanding claims of any of its customers or clients presently outstanding, pending or threatened against GREG, except for aged accounts payables claims. GREG and the GREG Stockholders have no Knowledge of any present or future condition or state of facts or circumstances which would prevent the business of GREG from being carried on by GREG after the Closing Date in essentially the same manner as it is presently being carried on.

(ff)

Approvals and Authorizations.  GREG has obtained all necessary consents, approvals and authorizations in connection with the Merger contemplated hereby which are required by law or otherwise in order for GREG to continue all of its present business following the Closing Date.

(gg)

Compensation Plans. Schedule 4(gg) of this Agreement contains a correct and complete description of all material compensation plans and arrangements: bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements: hospitalization and other life. health or disability insurance or reimbursement programs: holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of GREG.

(hh)

Governmental Licenses.  Schedule 4(hh) of this Agreement contains a correct and complete list of all material governmental and administrative consents, permits, appointments, approvals, licenses, certificates and franchises which are (i) necessary for the operation of GREG, including, but not limited to, those necessary for the Initial Projects, and (ii) required in connection with GREG Stockholders’ execution, delivery or performance of this Agreement, all of which have been obtained by GREG and are in full force and effect.

(ii)

Brokers.  No agent, broker, investment banker, Person, or firm acting on behalf of any of the GREG Stockholders, GREG or any firm or corporation affiliated with any of them, or under its authority other than Jones, is or will be entitled to a financial advisory fee, brokerage commission, finder’s fee or other like payment in connection with the Merger contemplated hereby.

(jj)

Compliance With Laws.

(i)

To the GREG Stockholders’ Best Knowledge, the operations and activities of GREG have previously and continue to comply with all applicable Laws, as in effect on or before the date of this Agreement, including, without limitation, all Laws relating to seed labeling and all rules and regulations of the OSHA. To the GREG Stockholders’ Best Knowledge, neither the ownership of GREG nor the conduct of the business of GREG as presently conducted conflicts with the rights of any other Person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default right to accelerate or loss of rights under, any terms or provisions of its Articles of Incorporation or By-laws as presently in effect, or any lien, Encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, or Laws to which GREG is a party or by which it may be bound or affected. GREG has received no written notice or communication from any third party asserting a failure to comply with any Laws, nor has GREG received any written notice that any authority or third party intends to seek enforcement against GREG to compel compliance with any such Laws.

(ii)

There are no existing claims or to the best of GREG Stockholders’ Knowledge, threatened claims against GREG, for, with respect to, or as direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, or emission discharging, from the real property of GREG of any “Hazardous Material,” including, without limitation. any losses, liabilities, damages, injuries, costs, expenses, reasonable fees of counsel or claims asserted or arising under CERCLA, any so-called “Super Fund” or “Super Lien” law or any other applicable federal, state or local statute, law, ordinance, code, rule, regulation, Order or decree now or at any time hereafter in effect, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material.

(iii)

To the GREG Stockholders’ Best Knowledge, since the date first acquired or leased by GREG, the Stockholders and GREG have not placed any “Hazardous Material” on or under the real property owned or leased by GREG and, to the best of GREG Stockholders’ Knowledge, there has been no “Hazardous Material” on or under the real property owned or leased by GREG.

(iv)

Neither GREG nor to the GREG Stockholders’ Best Knowledge, any officer, employee or agent of GREG acting on its behalf, nor any other Person acting on its behalf, has, directly or indirectly, within the past three years given or received or agreed to give or receive any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder GREG (or assist GREG in connection with any actual or proposed acquisition) which (i) might subject GREG to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given or received in the past might have had an adverse effect on the assets, business or operation of GREG, or (iii) if not continued in the future, might adversely affect the assets, the business or the operations or prospects of GREG, or which might subject GREG to suit or penalty in any private or governmental litigation or proceeding.

(kk)

No Additional Agreements.  Except as set forth on Schedule 4(kk) of the Agreement, GREG does not have any agreement or understanding with any Stockholders with respect to the Merger contemplated by this Agreement other than as specified in this Agreement.

(ll)

Disclosure.  GREG confirms that neither it nor any Person acting on its behalf has provided any GREG Stockholders or its respective agents or counsel with any information that GREG believes constitutes material, non-public information except insofar as the existence and terms of the proposed Merger hereunder may constitute such information and except for information that will be disclosed by BBLU under a current report on Form 8-K.  GREG understands and confirms that BBLU and Buyer will rely on the foregoing representations and covenants in effecting the Merger.  All disclosure provided to BBLU and Buyer regarding GREG, its business and the Merger contemplated hereby, furnished by or on behalf of GREG (including GREG’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(mm)

Relationships With Related Persons.  Except as set forth in Schedule 4(mm) of this Agreement, and except through or related to its ownership of GREG Shares, neither the GREG Stockholders nor any Affiliate of the Stockholders has any outstanding Contract with GREG or its Subsidiaries.

(nn)

Guarantees.  The GREG Stockholders have not personally guaranteed any of the obligations of the business of GREG.

(oo)

Benefits.  All information on accrued holiday, vacation, sick or other compensation or benefits to which employees of GREG are entitled to receive from GREG have been provided by GREG, so they can be set forth on the Unaudited Financials to the extent such accruals are required to be accrued in accordance with U.S. GAAP.

(pp)

Schedules.  The GREG Stockholders and GREG have delivered the Schedules to the Buyer and BBLU and to the GREG Stockholders’ Best Knowledge, the same are complete and correct in all material respects in form and substance reasonably acceptable to the Buyer and BBLU, as of the date of this Agreement.

(qq)

No Legal or Tax Advice.  GREG Stockholders are not relying on any legal or tax advice from BBLU or the Buyer in connection with the Merger contemplated by this Agreement.

(rr)

Accuracy. To the GREG Stockholders’ Best Knowledge, no representation, warranty, covenant or statement by the GREG Stockholders or GREG in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Buyer and BBLU pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

Section 5.

Representations and Warranties of the Buyer and BBLU.  Each of Buyer and BBLU jointly and severally warrants and represents to the Stockholders as follows:

(a)

Capacity.  Each of the Buyer and BBLU has full right, power and capacity to execute, deliver and perform its obligations under this Agreement and the other documents required to be executed by the Buyer or BBLU in connection herewith and to consummate the Merger contemplated hereby. The execution and delivery of this Agreement does not, and the consummation of the Merger contemplated by this Agreement will not, constitute a breach of any term or provision of the Articles of Incorporation or By-laws of the Buyer or BBLU or constitute a default under any material law, rule, regulation, indenture, instrument, mortgage, deed of trust, or other agreement or instrument to which the Buyer or BBLU is a party or by which either is bound.

(b)

Organization.

(i)

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, and the Buyer has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. The Buyer is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

(ii)

BBLU is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has corporate power and authority to carry on its business as now conducted and to own, lease or operate the properties and assets now used by it in connection therewith. BBLU is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties make such qualification necessary.

(c)

Authority; No Conflict.

(i)

This Agreement constitutes the legal, valid and binding obligation of Buyer and BBLU, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency laws and other laws affecting the rights of creditors generally and except as may be limited by general principles of equity.  The execution and delivery by the Buyer and BBLU of this Agreement and the consummation by the Buyer and BBLU of the Merger have been duly authorized and approved by the Board of Directors of the Buyer and BBLU and no other corporate proceedings on the part of the Buyer and BBLU are necessary to authorize this Agreement and the Merger.  Upon the execution and delivery by each of BBLU and Buyer of the Other Agreements to which each of them is a party and the execution and delivery thereof by each other party thereto, such Other Agreements will constitute the legal, valid and binding obligations of each of BBLU and Buyer, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, moratorium and insolvency laws and other laws affecting the rights of creditors generally and except as may be limited by general principles of equity.  BBLU and Buyer each has the power, authority and capacity to execute and deliver this Agreement and the Other Agreements to which it is a party and to perform its respective obligations under this Agreement and such Other Agreements.

(ii)

Neither the execution and delivery of this Agreement or any of the Other Agreements, nor the consummation or performance of the Merger will, directly or indirectly (with or without notice or lapse of time):

(1)

contravene, conflict with or result in a violation of any Legal Requirement or any Order to which either BBLU or Buyer is subject; or

(2)

(A) conflict with or result in a violation or breach of, or (B) constitute (with or without notice or passage of time) a default under, or (C) result in or give any Person the right of termination, cancellation, acceleration or modification in or with respect to, or (D) result in or give to any Person any additional rights under, or (E) result in the creation or imposition of an Encumbrance upon the assets of the Buyer or BBLU under, any agreement or other arrangement to which it is a party or is bound; or

(3)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by BBLU or Buyer.

(iii)

Each of Buyer and BBLU is not and will not be required to give any notice to, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or any of the Other Agreements or the consummation or performance of the Merger.

(d)

Capital Structure.  As of the Closing Date the authorized capital stock of BBLU shall consist of 100,000,000 shares of Common Stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share.  As of June 26, 2013 (i) 25,795,857 shares of BBLU’s Common Stock were issued and outstanding, and the number of options, warrants and shares of Preferred Stock are set forth on Schedule 5(d)  attached hereto.  Except as set forth above, no shares of capital stock or other voting securities of BBLU were issued, reserved for issuance or outstanding.  All outstanding shares of the capital stock of BBLU are, and all such shares that may be issued prior to the date hereof will be when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NRS, BBLU’s Articles of Incorporation, BBLU’s By-laws or any Contract to which BBLU or Buyer is a party or otherwise bound.  There are no other commitments, Contracts, arrangements or undertakings of any kind to which BBLU or Buyer is a party or by which any of them is bound (i) obligating BBLU or Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, Buyer, (ii) obligating BBLU or Buyer to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the capital stock of BBLU. As of the date of this Agreement, there are not any outstanding contractual obligations of BBLU to repurchase, redeem or otherwise acquire any shares of capital stock of BBLU.  BBLU is not a party to any agreement granting any security holder of BBLU the right to cause the Buyer to register shares of the capital stock or other securities of BBLU held by such security holder under the Securities Act, other than the pending preferred share offering.  The BBLU Shares to be issued pursuant to this Agreement as well as under the BBLU 2009 Equity Incentive Plan will, when issued, be duly authorized, validly issued, fully paid and non-assessable.

(e)

Consents and Approvals. No governmental license, permit or authorization, and no registration or filing with any court, governmental authority or regulatory agency, is required in connection with the execution, delivery or performance of this Agreement by the Buyer or BBLU. Each of the Buyer and BBLU shall execute, deliver and perform its obligations under this Agreement, and no consent or other approval of any other party is required to be obtained by the Buyer or BBLU in connection with the Mergers contemplated hereby.

(f)

Binding Obligation.  This Agreement has been duly executed and delivered by the Buyer and BBLU and constitutes the legal, valid and binding obligation of the Buyer and BBLU, enforceable against the Buyer and BBLU in accordance with its terms, except to the extent that such enforceability may be limited by general principles of equity or bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. All action of the Boards of Directors of the Buyer and BBLU and all other corporate action necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the Mergers contemplated hereby has been duly and validly taken.

(g)

Brokers: Finders.  No agent, broker, investment banker, Person or firm acting on behalf of the Buyer or BBLU or any firm or corporation affiliated with the Buyer or BBLU or under the authority of either the Buyer or BBLU is or will be entitled to any brokers’ or finders’ fee or any other commission or similar fee in connection with the Merger contemplated hereby.

(h)

Accuracy.  No representation, warranty, covenant or statement by the Buyer or BBLU in this Agreement, including the Schedules and Exhibits attached hereto and the certificates furnished or to be furnished to the Stockholders pursuant hereto, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not false or materially misleading.

(i)

SEC Documents; Undisclosed Liabilities.

(i)

BBLU has filed all reports, schedules, forms, statements and other documents required to be filed by BBLU with the SEC since October 30, 2009, pursuant to Sections 12(g), 13(a), 14 (a) and 15(d) of the Exchange Act (the " BBLU SEC Documents ").

(ii)

As of its respective filing date, each BBLU SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such BBLU SEC Documents, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any BBLU SEC Documents has been revised or superseded by later filed BBLU SEC Documents, none of the BBLU SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of BBLU for the years ended December 31, 2011 and 2012 included in the BBLU SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of BBLU and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(iii)

Except as set forth in the BBLU SEC Documents, BBLU has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by U.S. GAAP to be set forth on a balance sheet of BBLU or in the notes thereto.

(j) Absence of Certain Changes or Events. Except as disclosed in the BBLU SEC Documents, from the date of the most recent audited financial statements included in the BBLU SEC Documents to the date of this Agreement, Buyer has conducted its business only in the ordinary course.

(k)

Litigation.  Except as disclosed in the BBLU SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of BBLU or Buyer, threatened against or affecting BBLU or Buyer (and BBLU and Buyer are not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a BBLU or Buyer Material Adverse Effect, nor is there any Judgment outstanding against BBLU or Buyer that has had or would reasonably be expected to have a Material Adverse Effect on BBLU or Buyer.

(l)

Compliance with Applicable Laws.  Except as disclosed in the BBLU SEC Documents, BBLU and Buyer is in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a BBLU Material Adverse Effect. Except as set forth in the BBLU SEC Documents, BBLU or Buyer have not received any written communication during the past two years from a Governmental Entity that alleges that BBLU or Buyer is not in compliance in any material respect with any applicable Law.

(m)

Listing and Maintenance Requirements.  BBLU’s Shares are listed for trading on the OTC QB maintained by the Financial Industry Regulatory Authority, Inc. (“ FINRA ”).  BBLU has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Buyer’s Shares on the OTC QB and/or the OTC Markets.

(n)

Reorganization.

(i)

Buyer is a newly formed Utah corporation that was organized by BBLU solely to engage in the Merger.  Buyer does not have any assets or any liabilities and has not engaged in any business or activity.

(ii)

Buyer is, and immediately prior to the Merger will be, a wholly owned subsidiary of BBLU.

(iii)

Buyer has no plan, intention or commitment to issue or sell (a) any of its capital stock, (b) any security of Buyer treated as equity for federal income tax purposes, (c) any security that is convertible or exchangeable into any of the foregoing, or (d) any right to subscribe for or acquire any of the foregoing, and no such securities or rights outstanding other than the common stock of Buyer that is owned by BBLU.

(iv)

Neither BBLU nor Buyer has any plan or intention to cause the Surviving Corporation to issue additional shares of its stock or any other security of Surviving Corporation that would result in BBLU losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code prior to or immediately after the Merger.

(v)

Prior to the Merger, BBLU has acquired no common stock of BBLU (and no related Person to BBLU within the meaning of Treasury Regulations Section 1.368-1(e)(3) has acquired any stock of BBLU), either directly or through any transaction, agreement or arrangement with another Person.  BBLU has no plan or intention to acquire or redeem (and no related Person to BBLU within the meaning of Treasury Regulations Section 1.368-1(e)(3) has any plan or intention to acquire) any of the BBLU Shares issued in the Merger, other than pursuant to the terms of this Agreement, either directly or through any transaction agreement or arrangement with another Person.

(vi)

BBLU has no plan or intention to (a) liquidate the Surviving Corporation (including any transaction that would be treated as a liquidation for federal income tax purposes), (b) merge the Surviving Corporation with or into another corporation (including any entity treated as a corporation for federal income tax purposes), (c) sell or otherwise dispose of the stock of the Surviving Corporation, except for transfers of stock to corporations controlled by BBLU in accordance with Section 368(a)(2)(C) of the Code, or (d) cause the Surviving corporation to sell or otherwise dispose of any of its Assets or any of the assets acquired from Buyer, except for dispositions made in the Ordinary Course of Business or transfers of Assets to a corporation controlled by the Surviving corporation in accordance with Section 368(a)(2)(C) of the Code.

(vii)

Buyer has no liabilities assumed by the Surviving Corporation in the Merger, and will not transfer any assets to the Surviving Corporation in the Merger subject to any liabilities.

(viii)

Following the Merger, BBLU will cause the Surviving Corporation to continue IPS’s historic Business or use a significant portion of its historic business Assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d).

(ix)

BBLU and Buyer will each pay their respective expenses, if any, incurred in connection with the transaction contemplated by this Agreement.

(x)

BBLU is not an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

Section 6.

Survival of Representations and Warranties; Indemnification.

(a)

Survival of Representations and Warranties.  All representations and warranties made by the Stockholders, IPS, GREG, the Buyer and BBLU in this Agreement, including without limitation all representations and warranties made in any Exhibit or Schedule hereto or certificate delivered hereunder, shall survive the Closing until the first anniversary of the Closing Date (the “ Survival Date ”); provided, however, that all representations and warranties made by IPS or the IPS Stockholders, as applicable, in Sections 3(q), 3(r), 3(z) and 3(jj)  hereof and by GREG or the GREG Stockholders, as applicable, in Sections 4(q), 4(r), 4(z) and 4(jj)  hereof shall survive the Closing until and through one (1) month after the expiration of the applicable statute of limitations (the “Extended Survival Date”); provided, however , that representations which are the basis for claims asserted under this Agreement prior to the expiration of such applicable time periods shall also survive until the final resolution of those claims. Covenants and other executory obligations contained in this Agreement shall survive the Closing. The right to indemnification, payment of damages and other remedies based on representations, warranties, covenants and obligations in this Agreement shall not be affected by any investigation conducted or any knowledge acquired (or capable of being acquired) at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation.

(b)

Indemnity by Stockholders.  Provided that the Merger contemplated by this Agreement is closed, the Stockholders hereby agree, severally and not jointly, to indemnify, defend and hold harmless the Buyer and BBLU and their respective Affiliates, stockholders, partners, directors, officers, employees and other agents and representatives from and against all liabilities, losses, costs or damages whatsoever (including expenses and reasonable fees of legal counsel) (“ Claims ”) arising out of or relating to Claims made prior to the Survival Date or the Extended Survival Date, if applicable, in the event that it is determined that such Claims arise out of or from or are based upon (i) the inaccuracy in any material respect of any representation or warranty contained (in the case of the IPS Stockholders) in  Section 3  or (in the case of the GREG Stockholders) in  Section 4 , (ii) the non-performance by the Stockholders in any material respect of any covenant, agreement or obligation to be performed by the Stockholders under this Agreement;  provided , however, that IPS Stockholders shall not be responsible for any non-performance by GREG Stockholders and GREG Stockholders shall not be responsible for any non-performance by IPS Stockholders; or (iii) the assessment of any material federal, state local or other tax liabilities due and payable by IPS (as to the IPS Stockholders) or GREG (as to the GREG Stockholders) for all periods through December 31, 2012.

(c)

Indemnification by Buyer and BBLU.  Provided that the Merger contemplated by this Agreement is closed, the Buyer and BBLU hereby agrees to indemnify, defend and hold harmless the Stockholders, IPS and GREG from and against all Claims arising out of or from or based upon (i) the inaccuracy in any material respect of any representation or warranty contained in  Section 5  by the Buyer and BBLU; (ii) the non-performance by the Buyer and BBLU in any material respect of any covenant, agreement or obligation to be performed by the Buyer and BBLU under this Agreement; and (iii) any liabilities arising out of the operation of the business of IPS by BBLU after the Closing Date.

(d)

Defense of Claims.

(i)

Whenever any Claim shall arise for indemnification hereunder, the party entitled to indemnification (the “ Indemnitee ”) shall notify the indemnifying party (the “ Indemnitor ”) in writing within 30 days after the Indemnitee has actual knowledge that it is entitled to indemnification of such Claim constituting the basis for such Claim (the “ Notice of Claim ”). The Notice of Claim shall specify all facts known to the Indemnitee giving rise to such indemnification claim and the amount or an estimate of the amount of the liability arising therefrom.

(ii)

If the facts giving rise to any such indemnification shall involve any actual, threatened or possible claim or demand by any Person against the Indemnitee, the Indemnitor shall be entitled (without prejudice to the right of the Indemnitee to participate at its expense through co-counsel of its own choosing) to contest or defend such claim at his expense and through counsel of his own choosing if he gives written notice of his intention to do so to the Indemnitee within 10 days after receipt of the Notice of Claim; provided that Indemnitor diligently prosecutes or defends such claim.

(iii)

The Indemnitee shall not settle any claim that would give rise to liability on the part of the Indemnitor under the indemnity contained in this Section without the written consent of the Indemnitor, which consent shall not unreasonably be withheld. If a firm offer is made to settle a claim or litigation defended by the Indemnitee and the Indemnitor refuses to accept such offer within 20 days after receipt of written notice from the Indemnitee of the terms of such offer, then, in such event, the Indemnitee shall continue to contest or defend such claim and shall be indemnified pursuant to the terms hereof. Provided, however, that in the event the Indemnitor refuses to accept such offer to settle a claim as described above and the Indemnitee continues to contest or defend such claim, the indemnification provided for herein shall be deemed to include the value of management’s time spent in connection with the defense of such claim. If a firm offer is made to settle a claim or litigation and the Indemnitor notifies the Indemnitee in writing that the Indemnitor desires to accept and agree to such settlement, but the Indemnitee elects not to accept or agree to it, the Indemnitee may continue to contest or defend such claim or litigation and. in such event, the total maximum liability of the Indemnitor to indemnify or otherwise reimburse the Indemnitee hereunder with respect to such claim or litigation shall be limited to and shall not exceed the amount of such settlement offer, plus reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) to the date of notice that the Indemnitor desires to accept such settlement.

(iv)

Notwithstanding any provision of this Agreement to the contrary, neither the Stockholders’ nor the Buyer’s or BBLU’s maximum liability for indemnification shall exceed the Merger Consideration nor shall any Stockholder’s maximum liability for indemnification exceed the number of shares issued to the Stockholder as Merger Consideration multiplied by $1.18 per share.

(v)

Notwithstanding any provision of this Agreement to the contrary, no claim for indemnification pursuant to this  Section 6  by an Indemnitee shall be asserted or claimed except for the amount of such Claim in excess of the aggregate, the sum of $25,000 (the “ Stockholders’ Basket ”).  Any Loss suffered by Buyer for payment of any insurance deductible in connection with any proceedings shall be excluded from the Stockholders’ Basket.

(vi)

All claims for indemnification against the Stockholders shall be satisfied by the Stockholders severally and not jointly, at their option, either in cash or in BBLU Shares at their then Market Price, up to the maximum described above.

(e)

Notwithstanding any provisions of this Agreement to the contrary, the remedies available to Buyer under this Section 6  shall be the sole and exclusive remedies of Buyer as between Buyer and Stockholders in relation to this Agreement, but this Section 6 shall not affect any legal or equitable rights, if any, that the Stockholders or any of them may have to seek indemnification or contribution among the Stockholders or any of them.

Section 7.

Covenants of the Stockholders, IPS and GREG.  The Stockholders, IPS and GREG hereby covenant and agree as follows:

(a)

Further Assurances.  The Stockholders, from time to time at the reasonable request of the Buyer and without further consideration, shall execute and deliver such additional instruments and take such other action as the Buyer or BBLU may reasonably require to convey, assign, transfer and deliver the IPS Shares and the GREG Shares and otherwise to carry out the terms of this Agreement.

(b)

Public Announcements. BBLU may issue a press release or other announcement of this Agreement, the Other Documents and the Merger contemplated hereby and thereby in such form as shall be determined by BBLU and Buyer in their sole discretion,   provided  that Buyer and/or BBLU shall provide the Stockholders and counsel for IPS with the contents of any such press release and a reasonable opportunity to comment thereon prior to its public release, except to the extent that a requirement of any Applicable Law renders it impracticable to consult with the Stockholders in advance of such release. None of IPS, GREG, their Subsidiaries, the Stockholders or their respective Affiliates, officers, stockholders, employees or agents shall issue or cause the issuance or the publication of any press release or any other public statement or announcement with respect to this Agreement, the Other Documents or the Merger contemplated hereby or thereby, without the prior review and written consent of Buyer and or BBLU in each specific instance, which consent shall not be unreasonably withheld.

(c)

Affiliate Transactions.  On or prior to the Closing Date, all Indebtedness and other amounts owing under Contracts (other than documents related to the Merger and employment, restrictive covenant, confidentiality and similar agreements with employees of the company and its Subsidiaries) between the Company, any Affiliate of the Company, or any officer, director, manager, or spouses, parents, children or siblings of any director, or officer or member of the Company or Affiliate of any of the foregoing (other than the Company or any Subsidiary thereof), on the one hand, and the Company or any of its Subsidiaries, on the other hand, will be paid in full, and the Company will terminate and will cause any such Affiliate of the Company, or officer, director, manager, or spouses, parents, children or siblings of any director, officer or member of the Company or Affiliate of any of the foregoing to terminate, each such Contract with the Company or any Subsidiary thereof, including, but not limited to any management services agreements, between any such Person and the Company, without any obligation thereunder surviving such termination. Prior to the Closing, except as expressly contemplated by this Agreement or any other document related to the Merger, neither the Company nor any Subsidiary thereof will enter into any Contract or amend or modify in any material respect any existing Contract, or engage in any transaction outside the Ordinary Course of Business consistent with past practice or not on an arm’s-length basis, with the Company or any such Affiliate of the Company, or officer, director, manager, or spouses, parents, children or siblings of any director, officer or member of the Company or Affiliate of any of the foregoing.

(d)

Notice and Cure.  If the Company obtains knowledge of any event, transaction or circumstance occurring after the date of this Agreement that causes or will cause any condition set forth in  Section 9  to be incapable of ever being satisfied, it will notify Buyer promptly in writing of, and contemporaneously will provide Buyer with true and complete copies of any and all information or documents relating to such event, transaction or circumstance.  No notice given pursuant to this  Section 7(d)  shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or in any way limit the remedies available to the Buyer hereunder.

(e)

Stockholder Release. Except as set forth on Schedule 7(e) of this Agreement, effective as of the Closing, each Stockholder on behalf of itself and each of its Affiliates hereby releases and forever discharges IPS, GREG, and each of their respective Subsidiaries and their respective officers, directors, shareholders and Affiliates, from any and all actions, causes of action, suits, debts, accounts, claims, Contracts, demands, agreements, controversies, judgments, obligations, damages and liabilities of any nature whatsoever in law or in equity, whether currently known or unknown, suspected or claimed, whether pursuant to Contract, statute or otherwise, in each case, arising out of events occurring on or prior to the Closing.

Section 8.

Covenants of the Buyer and BBLU.  The Buyer and BBLU hereby covenant and warrant as follows:

(a)

Closing Documents.  The Buyer and BBLU shall execute and deliver all instruments and documents required as a condition precedent to Closing and take all actions required to carry out the terms of this Agreement and to consummate the Merger contemplated hereby.

(b)

Noninterference.  The Buyer and BBLU shall, not take or omit to take any action that (i) if taken or omitted on or before the date of this Agreement, would make untrue any of the representations and warranties contained in  Section 5  of this Agreement, or (ii) would interfere with the Buyer’s or BBLU’s ability to perform or would prevent performance of any of its obligations under this Agreement or any of the other agreements or instruments provided for herein.

(c)

Fulfillment of Conditions. Each of BBLU and Buyer shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each of the conditions to the obligations to the other parties in this Agreement.

Section 9.

Conditions Precedent to the Obligations of the Buyer and BBLU.  The obligations of the Buyer and BBLU under this Agreement are subject to the following conditions:

(a)

There shall not have been any breach of the representations, warranties, covenants and agreements of the Stockholders, IPS or GREG contained in this Agreement or the Schedules and Exhibits hereto, and all such representations and warranties shall be true at all times on and before the Closing.

(b) The Stockholders, IPS and GREG shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Buyer and BBLU.

(c)

There shall have been no Material Adverse Change in the condition (financial or otherwise), business, Assets, liabilities, properties, results of operations, or earnings of IPS or GREG since the Balance Sheet Date.

(d)

There shall be no outstanding actions or threats of action by any party that may materially adversely affect the condition (financial or otherwise), business, Assets, liabilities, properties, results of operations, or earnings of IPS or GREG.

(e)

The Buyer and BBLU shall have received certificates dated the Closing Date and signed by the Stockholders, IPS and GREG, certifying that the conditions specified in subsections (a), (b), (c) and (d) above have been fulfilled except to the extent that any non-fulfillment was disclosed in writing to the Buyer prior to the Closing Date.

(f)

IPS, GREG and the Stockholders shall have obtained and delivered to the Buyer and BBLU any required consents or approvals of any third parties whose consent is required to the Merger contemplated hereunder.

(g)

The Buyer and BBLU shall have received originals or certified copies, reasonably satisfactory in form and substance to the Buyer and BBLU, of all such corporate documents of IPS and GREG as the Buyer or BBLU shall reasonably require, including without limitation the following:

(i)

the Articles of Incorporation of IPS and GREG and all amendments thereto and restatements thereof certified as of a recent date by Division of Corporations of Utah and the Secretary of State of Nevada, respectively;

(ii)

the Bylaws of IPS and GREG and all amendments thereto and restatements thereof certified as of the Closing Date by an officer of each company;

(iii)

certificates of existence of the Division of Corporations of Utah and the Secretary of State of Nevada, certifying as of a recent date that IPS and GREG, respectively, are duly organized, validly existing and in good standing under the laws of those states;

(iv)

copies of the minutes and resolutions of the Board of Directors and Stockholders of IPS and GREG showing the authorization and approval by such Boards of Directors and Stockholders of the execution and delivery by each of IPS and GREG to the Buyer of this Agreement and of the agreements and instruments provided for herein and of the performance of the obligations of IPS and GREG, as the case may be, under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of IPS and GREG; and

(v) a certificate of incumbency identifying the officers and directors of IPS and GREG immediately before Closing.

(h) Buyer shall have received evidence that all authorized signatories on accounts, safe deposit boxes, lockboxes and other depositories of funds of IPS and its Subsidiaries at its bank, are only Persons designated by Buyer.

(i)

IPS, GREG and the Stockholders shall have executed and delivered to the Buyer and BBLU an assignment or consent to all of the leases described in  Schedules 3(t) and 4(t)  of this Agreement .

(j)

IPS and GREG shall have executed and delivered to the Buyer and BBLU the assignment or endorsement in favor of the Buyer and BBLU of coverage under the insurance policies maintained by IPS and GREG covering each of them and described to in  Schedules 3(aa) and 4(aa)  of this Agreement.

(k)

The Buyer shall have entered into an employment agreement with Robert Potts, Ray Lundberg and Brett Woodard in the form of  Exhibit 2(b)(i)  and made arrangements that they deem satisfactory with such “key personnel” of IPS as Buyer and BBLU deem necessary.

(l)

IPS and GREG each shall have delivered to Buyer evidence, in form and substance reasonably satisfactory to Buyer, of the termination and release of all recorded outstanding Liens and financing statements on the Assets and properties of IPS or GREG, as applicable, or any of its Subsidiaries, other than those associated with any agreement listed in the disclosure schedules or listed in this Agreement.

(m)

Each of the Stockholders and key employees shall have delivered to the Buyer a Lock-Up Agreement substantially in the form attached hereto as  Exhibit 2(a) .

(n)

IPS shall have obtained and delivered to Buyer any and all required waivers of default and/or consent to assumption of debt by IPS’s lenders and/or Buyer shall have entered into replacement borrowing facilities on terms reasonably acceptable to Buyer.

(o)

All key employees and providers of contract services as of April 30, 2013, shall have continued under their existing Contracts through the Closing Date.

(p)

Stockholders shall have delivered to the Buyer the Certificates evidencing the IPS and GREG Shares.

Section 10.

Conditions Precedent to the Stockholders, IPS and GREG’s Obligations.  The obligations of the Stockholders, IPS and GREG under this Agreement are subject to the following conditions:

(a)

There shall not have been any breach of the representations, warranties, covenants and agreements of the Buyer or BBLU contained in this Agreement, and all such representations and warranties shall be true at all times at and before the Closing.

(b)

The Buyer and BBLU shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them. All documents and instruments required in connection with this Agreement shall be reasonably satisfactory in form and substance to the Stockholders.

(c)

The Stockholders shall have received a certificate dated the Closing Date signed by each of the Buyer and BBLU, certifying that the conditions specified in  Sections 10(a)  and  9(b)  above have been fulfilled.

(d)

The Stockholders shall have received originals or certified copies, reasonably satisfactory in form and substance to the Stockholders, of the following corporate documents of the Buyer and BBLU:

(i)

a certificate of existence certifying as of a recent date that each of the Buyer and BBLU is a corporation in good standing under the laws of Utah and Nevada, respectively;

(ii)

copies of the minutes and resolutions of the Board of Directors of each of the Buyer and BBLU showing the authorization and approval by such Board of the execution and delivery by the Buyer and BBLU of this Agreement and the agreements and instruments provided for herein and of the performance of the obligations of the Buyer and BBLU under this Agreement and such other instruments and agreements, certified as of a recent date by the Secretary or another officer of the Buyer and BBLU; and

(iii)

a certificate of incumbency identifying the officers and directors of the Buyer and BBLU immediately before Closing.

(e)

BBLU shall have delivered to the Stockholders (or the escrow agent under the Escrow Agreement, as applicable) certificates of BBLU Shares evidencing the Merger Consideration as set forth in  Section 1(b) above.

(f)

BBLU shall have funded IPS or will fund IPS simultaneous with the Closing at least $1,000,000 to be used for the acquisition of permits necessary for the construction of the first four Initial Projects.

Section 11.

Conditions Precedent to Obligations of the Stockholders, IPS, GREG, the Buyer and BBLU.  The obligations of the Stockholders, IPS, GREG, the Buyer and BBLU to complete this Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)

Due Diligence.  The Stockholders, the Buyer and BBLU shall have been afforded the opportunity to complete their due diligence and conduct a review of the business, the Fixed Assets, and prospects of the other, and shall be reasonably satisfied as to such business and prospects.

(b)

No Injunctions.  No action or proceeding shall have been instituted or threatened by any public authority or private person prior to the Closing before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of this Merger or to recover any damages or obtain other relief as a result of this Merger.

(c)

Consents.  Any consent to the Merger considered by the Stockholders, the Buyer or BBLU to be necessary or advisable under any agreement or Contract, the withholding of which might have, in the judgment of the Stockholders, the Buyer or BBLU, a material adverse effect on the financial condition of the other party shall have been obtained.

(d)

Corporate Proceedings.  All corporate and other proceedings in connection with the Merger contemplated by this Agreement, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Stockholders, the Buyer, BBLU and their counsel, and the Stockholders, the Buyer, BBLU and their counsel shall have received all certificates, documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

Section 12.

Deliveries.

(a)

Deliveries of the Stockholders.  At the Closing, Stockholders shall deliver:

(i) this Agreement executed by IPS, GREG and the Stockholders.

(ii) a copy of the Confidential Purchaser Questionnaire signed by the Stockholders with respect to the BBLU Shares;

(iii) Certificates with accompanying executed stock powers representing all of the IPS and GREG Shares owned by the Stockholders; and

(iv) A copy of the Smith Purchase Agreement, and certificates with accompanying executed stock powers representing all of the Smith Shares.

(b)

Deliveries of the Buyer.  At the Closing the Buyer shall deliver:

(i)

to IPS, a certificate in the form of Exhibit 12(b), from the Buyer, signed by its Secretary or Assistant Secretary certifying that the Buyer’s Articles of Incorporation, By-laws as filed with the SEC and the attached resolutions of the Board of Directors of the Buyer, approving the Merger are all true, complete and correct and remain in full force and effect;

(ii)

to IPS, evidence of the Board of Directors of BBLU’s election of Robert Potts, Ray Lundberg and Brett Woodard as officers of IPS and BBLU, following the Closing;

(iii)

to the Stockholders and Smith, certificates representing the new BBLU Shares issued to such Stockholders as set forth in  Schedule D ; and

(iv)

to each of the Stockholders an original copy of the countersigned Lock-Up Agreement in the form set forth as  Exhibit 2(a) .

(c)

Deliveries of IPS and GREG.  At the Closing, IPS and GREG shall deliver to the Buyer:

(i) This Agreement executed by each of IPS, GREG and the Stockholders; and

(ii) a certificate from each of IPS and GREG, signed by its secretary, or similar authorized officer, certifying that the attached copies of such corporation’s constituent instruments and resolutions of their respective Boards of Directors approving the Agreement and the Merger are all true, complete and correct and remain in full force and effect; and

(iii) the minute books, stock transfer ledger, corporate seals, and financial books and records of IPS and GREG.

IPS will continue to deliver financial information as requested and necessary for the Buyer’s auditor to prepare audited and unaudited financial statements as required for filing as a public company, which shall be prepared in accordance with U.S. GAAP. The Stockholders as officers of IPS and GREG continue to have an ongoing obligation to sign applicable representations relating to the financial statements of their respective corporations.

Section 13.

Subsequent Events.

(a)

Access to Books and Records of the Surviving Corporation.  After the Closing, BBLU hereby agrees to provide, and to cause the Surviving Corporation to provide the Stockholders and their accountants and representatives with full and free access to the books and records of the Surviving Corporation and to cooperate fully with all such accountants and representatives of the Stockholders (i) so that a closing balance sheet may be prepared on a timely basis, (ii) so that the Stockholders and/or the Buyer and BBLU and their accountants and representatives may prepare a statement of profit and loss and balance sheet of IPS as of and at the Balance Sheet Date.

(b)

Tax Matters.

(i)

The Stockholders shall (at the expense of IPS and/or GREG, as applicable) prepare or cause to be prepared and file or cause to be filed on a timely basis all income and franchise Tax Returns with respect to IPS and GREG for taxable periods ending on or prior to the Closing Date, and the Surviving Corporation authorizes the IPS Stockholders to do so on its behalf.  Such Tax Returns shall be prepared on a basis consistent with the similar Tax returns for the preceding periods and shall not make, amend, revoke or terminate any election or change any tax accounting methods, practice or procedure without BBLU’s consent.  The Stockholders shall give a copy of each such Tax Return to BBLU prior to filing for its review, comment and approval, which shall not be unreasonably withheld or delayed.  The Stockholders shall timely pay the Taxes shown to be due and owing by IPS and GREG, as applicable, on such Tax Returns.

(ii) BBLU shall include the Surviving Corporation or cause Surviving Corporation to be included in its consolidated federal income Tax Return for the period that includes the day after the Closing Date.

(iii) BBLU shall not file, or cause or permit the Surviving Corporation or any of its Affiliates to file, a Tax Return of IPS or an amendment to any Tax Return of IPS with respect to any period ending on or prior to the Closing Date without the consent of the IPS Stockholders, which consent shall not unreasonably be withheld or delayed.

Section 14.

The Buyer’s Obligations at Closing.  At the Closing, in addition to fulfilling the conditions to closing appearing in this Agreement, the Buyer shall deliver to the Stockholders the Merger Consideration as more specifically described in Section 1 hereof, together with all other documents and agreements required to be delivered by it hereunder.

Section 15.

The Stockholders’ Obligations at Closing.  At the Closing, in addition to fulfilling the conditions to closing appearing herein, the Stockholders shall deliver to the Buyer the Certificates representing the IPS and GREG Shares free of all liens, claims and Encumbrances properly transmitted, and with any and all transfer, stamp or similar Taxes upon the transfer of such shares to the Buyer paid in full by the Stockholders.  The Escrow Agent has the power to release said shares to Buyer when payment of the Merger Consideration is made in full as contemplated by this Agreement.

Section 16.

Parties in Interest.  This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person, firm, or corporation other than the parties hereto any rights or remedies under or by reason hereof.

Section 17.

Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof.  All references herein to this Agreement shall specifically include, incorporate and refer to the Schedules and Exhibits attached hereto which are hereby made a part hereof.  There are no representations, promises, warranties, covenants, undertakings or assurances (express or implied) other than those expressly set forth or provided for herein and in the other documents referred to herein. This Agreement may not be modified or amended orally, but only by a writing signed by all the parties hereto. This Definitive Agreement supersedes the Binding LOA that was entered into on April 11, 2013 between the Parties.

Section 18.

Governing Law. This Agreement and all rights and obligations hereunder shall be governed by, and construed in accordance with, the laws of the State of Utah, applicable to agreements made and to be performed wholly within said state, without regard to the conflicts of laws principles of such state.

Section 19.

Expenses.  The Buyer, BBLU, IPS, GREG, and the Stockholders shall each pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the Merger contemplated hereby.

Section 20.

Consent to Jurisdiction.  Subject to the provisions of Section 21 below, as to any dispute, claim, or litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the Parties hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for Nevada in Las Vegas, Nevada.  If jurisdiction is not present in federal court, then the Parties hereby agree and consent to the exclusive jurisdiction of the state courts of Nevada.  Each Party hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

Section 21.

Arbitration.  Notwithstanding any other provision in this Agreement to the contrary, controversies between BBLU, Buyer, IPS, GREG and Stockholders shall be resolved, to the extent possible, by informal meetings and discussions in good faith between the Parties. Any dispute with respect to this Agreement which absent, fraud or a misrepresentation of a material fact, cannot be made acceptable to the parties by an adjustment of the terms of this Agreement shall be resolved by mediation within 60 days of the mediation request and, if mediation is not successful, then by arbitration as provided herein.

(a)

The Parties agree first to endeavor to settle the dispute in an amicable manner by mediation administered by the American Arbitration Association (the “ AAA ”) or such other mediation service as is mutually agreeable to the parties to the dispute under either the AAA’s Commercial Mediation Rules or such other commercial mediation rules as is mutually agreeable to the parties to the dispute.  The mediation shall take place in Las Vegas, Nevada, with representatives of the Parties present with full authority to negotiate a settlement.  The Parties must participate in the mediation process with a neutral mediator for at least 10 hours over at least two days prior to commencement of any arbitration.  If a Party to the dispute refuses to participate in the mediation, the Party demanding mediation may either compel mediation by seeking an appropriate Order from a court of competent jurisdiction or proceed immediately to arbitration.  Thereafter, any unresolved dispute shall be settled by arbitration administered by the AAA or such other arbitration service as is mutually agreeable to the parties to the dispute in accordance with the AAA’s Commercial Arbitration Rules or such other commercial arbitration rules as is mutually agreeable to the parties to the dispute.  Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, and the resolution of the disputed matter as determined by the arbitrator(s) shall be binding on the parties.  Any such mediation or arbitration shall be conducted in Las Vegas, Nevada, applying Utah law. The Parties hereby consent to the personal jurisdiction of the courts in Nevada for purposes of enforcing the provisions of this Agreement.

(b)

Any Party may, without inconsistency with this Agreement, seek from a court any interim or provisional relief that may be necessary to protect the rights or property of that Party pending the establishment of the arbitral tribunal, or pending the arbitral tribunal’s determination of the merits of the controversy.

(c)

The arbitrator(s) may award costs and fees to the prevailing Party if, in his/her (their) discretion, the non-prevailing Party did not prosecute the arbitration or settlement of the dispute in good faith.  “Costs and fees” for this purpose shall mean reasonable pre-award expenses of the arbitration, including fees for the arbitrator(s), administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys’ fees.  Except as otherwise awarded by the arbitrator(s), all costs and fees shall be borne by the party incurring such costs and fees.

(d)

The award shall be in writing and shall be signed by the arbitrator(s) and shall include a statement regarding the disposition of any statutory claim.

Section 22.

Severability.  If any part of this Agreement is held to be unenforceable or invalid under, or in conflict with, the applicable law of any jurisdiction, the unenforceable, invalid or conflicting part shall, to the extent permitted by applicable law, be narrowed or replaced, to the extent possible, with a judicial construction in such jurisdiction that effectuates the intent of the parties regarding this Agreement and such unenforceable, invalid or conflicting part. To the extent permitted by applicable law, notwithstanding the unenforceability, invalidity or conflict with applicable law of any part of this Agreement, the remaining parts shall be valid, enforceable and binding on the parties.

Section 23.

Notices.

(a)

All notices, requests, consents and demands by the parties hereunder shall be delivered by hand, by recognized national overnight courier or by deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, addressed to the party to be notified at the addresses set forth below:

if to the Surviving Corporation to:

IPS Power Engineering, Inc.

4778 North 300 West, #230

Provo, UT  84604

Attn: Robert Potts

Telecopier No. (801) 607-1159

if to GREG or the GREG Stockholders to:

Mr. Edward Francis Panos

20533 Biscayne Blvd., Suite 4 Unit 321

Miami, FL 33180

if to IPS or the IPS Stockholders to:

Mr. Robert Potts

c/o IPS Power Engineering, Inc.

4778 North 300 West, #230 Provo, UT  84604

Telecopier No. (801) 607-1159

with a copy (which shall not constitute notice hereunder) to:

Durham, Jones & Pinegar, P.C.

Attention: Kevin R. Pinegar, Esq.

111 East Broadway, Suite 900

Salt Lake City, UT 84111

Telecopier No. (801) 415-3500

if to the Buyer or BBLU to:

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV 89052

Attention: Johnny R. Thomas, CEO

Telecopier No. (702) 263-1823

with a copy (which shall not constitute notice hereunder) to:

Davidoff, Hutcher &Citron LLP

605 Third Avenue

New York, NY 10158

Attention: Elliot H. Lutzker, Esq.

Telecopier No.: (212) 286-1884

(b)

Notices given by mail shall be deemed effective on the earlier of the date shown on the proof of receipt of such mail or unless the recipient proves that the notice was received later or not received, three (3) days after the date of mailing thereof. Other notices shall be deemed given on the date of receipt. Any Party hereto may change the address specified herein by written notice to the other Parties hereto.

Section 24.

Non-Waivers.  Neither any failure nor any delay on the part of any Party to this Agreement in exercising any right, power or privilege hereunder shall operate as a waiver of any rights of such Party, unless such waiver is made by a writing executed by the Party and delivered to the other Parties hereto; nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power or privilege accorded to any Party hereto.

Section 25.

Assignment.  This Agreement may not be assigned by any Party without the prior written consent of the other Parties.

Section 26.

Disclosure.  From and after the date of this Agreement until the Closing or the termination of this Agreement.  The Stockholders will not (i) solicit or encourage inquiries or proposals with respect to or furnish any information relating to, or participate in any negotiations or discussions concerning the sale of the IPS Shares or the GREG Shares or the sale of all or a substantial portion of the Assets of IPS with anyone other than the Buyer; or (ii) discuss the sale of the IPS Shares or the GREG Shares with anyone other than the Buyer and other officers, directors and shareholders of IPS and the Stockholders’ advisors and (iii) unless otherwise required by law or the requirements of any applicable stock exchange, make any public announcement without prior approval of the language of such announcement by the Buyer.

Section 27.

Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) The term “Affiliate” has the meaning prescribed by Rule 12b-2 of the regulations promulgated pursuant to the Exchange Act.

(b) “Applicable Contract” means any Contract (i) under which IPS or GREG has any rights, (ii) under which IPS or GREG has or is subject to any obligation or liability or (iii) by which IPS or GREG or any of their respective Assets are bound, including each amendment, supplement and modification (whether oral or written) in respect of any of the foregoing.

(c) “Assets” means all of the assets, property, goodwill and business of every kind, nature and description, real, personal or mixed, tangible or intangible, wherever situated, whether or not reflected on the Interim Statements, owned or leased by IPS or GREG and their respective Subsidiaries, including, without limitation, all of the IPS and GREG Intellectual Property Assets and all rights under Applicable Contracts constituting or held or used or useful in connection with, or related to, the Business.

(d) “Best Knowledge” shall mean as follows: (i) an individual will be deemed to have “Knowledge” of a particular fact or other matter if: (A) such individual is actually aware of such fact or other matter without conducting an investigation concerning the existence of such fact or other matter. (ii) a Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

(e)  “Business” shall mean the business conducted by IPS and its Subsidiaries as of the date hereof.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

(g) “Contract” means any agreement, contract, lease, license, sublicense, or other undertaking (whether written or oral and whether express or implied) that is legally binding.

(h) “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, mortgage, lien, option, pledge, security interest, right of first refusal, whether arising by law, by agreement or otherwise.

(i) “GAAP” means generally accepted accounting principles as from time to time in effect.

(j) “Governmental Authorization” means any approval, consent, license, permit, Order, consent Order, consent decree, waiver or other authorization issued, granted, given or otherwise made available or applied for by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

(k)

“Governmental Body” means any (i) nation, state, county, city, town, village, district or other jurisdiction of any nature, (ii) federal, state, local, municipal, foreign or other government, (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), (iv) multi-national organization or body or (v) federal, state, local, municipal, foreign or other body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

(l)

“Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other administrative order, consent order, judgment, injunction, constitution, law, ordinance, regulation, policy, statute or treaty.

(m)

“Market Price” means the average of the closing prices of BBLU Shares as quoted on the OTC Bulletin Board or such national securities exchange which the BBLU Shares may then be quoted for the preceding 10 trading days.

(n)

“Material Adverse Change” means any occurrence, circumstance or condition (excluding general economic trends or conditions and trends or conditions affecting the industry in which the entity operates) which individually or in the aggregate, together with all other occurrences, circumstances and conditions, has resulted in, or is reasonably likely to result in, a Material Adverse Change in the results of operations, financial condition or prospects of the entity and its Subsidiaries taken as a whole.

(o)

“Material Contracts” means the Contracts identified or required to be identified on Schedules 3(u) and 4(u)  of this Agreement.

(p)

“Order” means any award, decision, decree, injunction, judgment, order, consent order, ruling, or verdict entered, issued, made or rendered by any court, administrative agency or other Governmental Body.

(q)

“Ordinary Course of Business” means an action taken by a Person only if such action is taken in the ordinary course of the normal operations of such Person consistent with the past practices of such Person.

(r)

“Organizational Documents” means each of the following as currently in effect, as applicable:  (i) the charter, memorandum, articles or certificate of incorporation and the by-laws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership or formation of a limited partnership, (iv) the certificate of formation or articles of organization and operating agreement of a limited liability company, (v) any similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

(s)

“Permitted Encumbrances” means (i) matters disclosed in the Unaudited Financial Statements set forth in  Exhibits 3(q) and 4(q) ; (ii) liens for Taxes, assessments and other governmental charges not yet due and payable or, if due, (A) not delinquent or (B) being contested in good faith by appropriate proceedings; (iii) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other like liens arising or incurred in the Ordinary Course of Business if the underlying obligations are not more than 30 days past due or are being contested in good faith; and (iv) liens or title-retention arrangements arising under original conditional sales Contracts and equipment leases with third parties entered into in the Ordinary Course of Business.

(t)

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Body.

(u)

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

(v)

“Tax” means all forms of taxation wherever created or imposed, whether any federal, state, local or foreign income tax; gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum or estimated tax; or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

(w)

“Tax Return” means any return (including any information or amended return), report, statement, schedule, notice, form or other document or information filed with, delivered or submitted to, or required to be filed with, delivered or submitted to, any Governmental Body or Person in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

(x)

“Unknown Liabilities” means each and every liability or obligation of the Company and its Subsidiaries (whether accrued or contingent) arising out of any event, occurrence or condition prior to the Closing, but only to the extent such liability or obligation (A) is attributable to the period prior to the Closing Date and (B) is not disclosed in the representations and warranties of a Party or in the Schedules attached hereto.

Section 28.

Further Assurances.  Each of the Parties hereto shall use its best efforts to take or cause to be taken, and to cooperate with the other party hereto to the extent necessary with respect to, all action, and to do, or cause to be done, consistent with applicable law, all things necessary, proper or advisable to consummate and make effective the Merger contemplated by this Agreement. Without limiting the generality of the foregoing, the Stockholders and Buyer shall cooperate with and provide assistance to the other in connection with the preparation and filing of all federal, state, local and foreign income Tax Returns which relate to IPS and GREG and relate to pre-Closing periods but which are not required to be filed until after the Closing, and shall also cooperate with and provide assistance to the other or IPS and GREG with respect to any audit of any Tax Returns filed prior to the Closing; provided, however, that the Buyer, IPS and GREG hereby covenant and agree that neither IPS nor GREG will file any amended income Tax Return for any period before December 31, 2012 without first notifying the Stockholders.

Section 29.

Headings. The headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Section 30.

Counterparts.  This Agreement may be executed and delivered in multiple counterpart copies, each of which shall be an original and all of which shall constitute one and the same agreement.

[SIGNATURE PAGE IS THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

STOCKHOLDERS OF IPS

STOCKHOLDERS OF GREG

/s/Robert Potts

/s/ Brian Feingold

Robert Potts

Brian Feingold

/s/ Ray Lundberg

/s/ Beatrix Beke

Ray Lundberg

Beatrix Beke

/s/ Brett Woodard

Broadway Family Group, LLC,

Brett Woodard

By Its Manager:

By: /s/ Allison Pano

Name:  Allison Panos, Sole Manager

GLOBAL RENEWABLE

ENERGY GROUP, INC.

IPS ACQUISITION CORP.

By:  /s/Edward Panos

By:  /s/Johnny R. Thomas

        Name:  Edward Panos

Name:  Johnny R. Thomas

        Title:  President

Title:  President/CEO

IPS POWER ENGINEERING, INC.

BLUE EARTH, INC.

By:  /s/ Robert Potts

/s/ Johnny R. Thomas

        Name  Robert Potts:

Name:  Johnny R. Thomas

        Title:  President

Title:    CEO

Summary of Schedules to the Agreement and Plan of Merger dated as of July 15, 2013, by and among IPS Power Engineering Inc. (“IPS”) and Global Renewable Energy Group, Inc. (“GREG”).
Schedule A	IPS and GREG Stockholders- A list of the outstanding shareholders of each of IPS and GREG and the issued and outstanding shares of beneficially owned by each such person.
Schedule B	IPS and GREG Subsidiaries- None.
Schedule C	Initial Projects- A list of the current customer projects.
Schedule D	Allocation of Merger Consideration- The number of shares of Blue Earth, Inc. common stock issuable to various shareholders of IPS and GREG.
Schedule 2(c)	Employee Options- None.
Schedule 3(b)	IPS Interest in Other Entities- None.
Schedule 3(o)	IPS Legal Proceedings- None.
Schedule 3(r)	Tax Matters- As of the closing date there were no tax liabilities. Federal and state filings would be made following the closing.
Schedule 3(t)	Real Property Owned or Leased; Personal Property Leased by IPS- Description of commercial lease in Utah.
Schedule 3(u)	IPS Material Contracts- None.
Schedule 3(v)	IPS Proprietary Rights- None.
Schedule 3(z)	IPS Plans- None.
Schedule 3(aa)	IPS Insurance Policies- None.
Schedule 3(bb)	Rights of Third Parties (IPS)- None.
Schedule 3(ee)	IPS Vendor Notices- None.
Schedule 3(gg)	IPS Compensation Plans- None.
Schedule 3(hh)	IPS Governmental Licenses- Provo Utah business license.
Schedule 3(kk)	IPS Additional Agreements- Indemnification Agreement by and among of the Shareholders of GREG and IPS.
Schedule 3(mm)	IPS Related-Party Contracts- The Indemnification Agreement by and among the Shareholders of GREG and IPS.
Schedule 4(o)	GREG Legal Proceedings- None.
Schedule 4(t)	GREG Real Property Owned or Leased; Personal Property Leased- None.
Schedule 4(u)	GREG Material Contracts- None.
Schedule 4(v)	GREG Proprietary Rights- None.
Schedule 4(z)	GREG Plans- None.
Schedule 4(aa)	GREG Insurance Policies- None.
Schedule 4(bb)	Rights of Third Parties (GREG)- None.
Schedule 4(ee)	GREG Vendor Notices- None.
Schedule 4(gg)	GREG Compensation Plans- None.
Schedule 4(hh)	GREG Governmental Contracts- None.
Schedule 4(kk)	GREG Additional Agreements- The Indemnification Agreement by and among the Shareholders of GREG and IPS.
Schedule 4(mm)	GREG Related-Party Contracts- The Indemnification Agreement by and among the Shareholders of GREG and IPS.
Schedule 5(d)	BBLU Capitalization- A description of the issued and outstanding common stock, warrants and preferred stock of BBLU.
Schedule 7(e)	Exceptions to Release- A description of carve outs from release for certain principals in connection with outstanding liabilities.

The schedules referenced above have not been filed with the Registration Statement as they contain due diligence information which Blue Earth, Inc. does not believe is material to an investment decision and which is otherwise described in the Registration Statement.  The above described summaries of the information have been included and the Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.